EXHIBIT 10.1
AGREEMENT AND PLAN OF MERGER

by and between

MARANI BRANDS, INC.
a Nevada corporation,

and

FFBI MERGER SUB CORP.
a California corporation,

on the one hand

and

MARGRIT ENTERPRISES INTERNATIONAL, INC.
a California corporation,

on the other hand

AGREEMENT AND PLAN OF MERGER

                 This AGREEMENT AND PLAN OF MERGER (this "Agreement") is dated as of April 4, 2008 (the "Effective Date"), by and among Marani Brands, Inc. (f/k/a Fit For Business International, Inc.), a Nevada corporation ("Marani"), and FFBI Merger Sub Corp., a corporation newly formed under the laws of the State of California and a wholly owned subsidiary of Marani (the "Merger Sub"), on the one hand, and Margrit Enterprises International, Inc., a California corporation ("MEI"), on the other hand. Each of Marani, Merger Sub, and MEI shall be referred to herein as a "Party" and collectively as the "Parties."

W I T N E S S E T H

                 WHEREAS, Marani and MEI have determined that a business combination between them is advisable and in the best interests of their respective companies and stockholders, and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits;

                 WHEREAS, Marani has proposed to acquire MEI pursuant to a merger transaction whereby, pursuant to the terms and subject to the conditions of this Agreement, MEI shall become a wholly owned subsidiary of Marani through the merger of Merger Sub with and into MEI (the "Merger");

                 WHEREAS, in the Merger all issued and outstanding shares of capital stock of MEI held by the stockholders of MEI (the "MEI Stockholders") shall be cancelled and converted into the right to receive 100,000,000 shares of common stock of Marani, $0.001 par value per share (the "Merger Shares"); and

                 WHEREAS, the Parties desire and intend that the transactions contemplated by this Agreement will be a tax free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

                 NOW THEREFORE, in consideration of these premises and respective mutual agreements, covenants, representations and warranties herein contained, and other good and valuable consideration, the legal adequacy of which is hereby acknowledged, it is agreed between the Parties hereto as follows:

ARTICLE 1
THE MERGER

                 1.1            The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the California Corporations Code, at the Effective Time (as hereinafter defined), Merger Sub shall merge with and into MEI with MEI being the surviving corporation (the "Merger") and all MEI Shares (as hereinafter defined) shall be cancelled and converted into the right to receive the Merger Shares. In connection therewith, the following terms shall apply:

                 (a)            Exchange Agent. The Lebrecht Group, APLC, counsel to MEI, shall act as the exchange agent (the "Exchange Agent") for the purpose of exchanging MEI Shares (as hereinafter defined) for the Merger Shares. At or prior to the Closing, Marani shall deliver to the Exchange Agent the Merger Shares.

                 (b)            Conversion of Securities.

(i) Conversion of MEI Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Marani, MEI or the Merger Sub, or the holders of any of their respective securities:

(A) Each of the issued and outstanding shares of common stock of MEI (the "MEI Shares") immediately prior to the Effective Time shall be automatically converted into and represent the right to receive, and shall be exchangeable for, that number of shares of common stock of Marani as shall be determined by dividing 100,000,000 by the number of then issued and outstanding MEI Shares (the "MEI Conversion Rates"). The number of Merger Shares each MEI Stockholder is eligible to receive is set forth on Exhibit A. The Merger Shares will be issued based on the representations and warranties contained in each MEI Stockholder's Letter of Transmittal (as hereinafter defined) and shall only be issued to an MEI Stockholder who executes and delivers such MEI Stockholders' Letter of Transmittal to the Exchange Agent together with the certificate for their MEI Shares, or if the certificate is not delivered, the lost certificate affidavit included with the Letter of Transmittal duly executed and attested to by the MEI Stockholder.

(B) Each holder of a certificate representing any MEI Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Shares to be issued pursuant to this Section 1.1(b)(i)(A) upon the surrender of such certificate in accordance with Section 1.7, without interest. No fractional shares may be issued; but each fractional share that would result from the Merger will be rounded to the nearest number of whole shares.

(ii) Cancellation of Merger Sub Stock. At the Effective Time, by virtue of the Merger and without any action on the part of MEI, Marani, the Merger Sub, or the holders of any of their respective securities, Merger Sub will merge with and into MEI and each share of capital stock of Merger Sub outstanding immediately prior to the Effective Time shall be remain outstanding as shares of the Surviving Entity and held by Marani and each of the Margrit Shares shall be cancelled and converted into the right the receive the amount of Merger Shares set forth on Exhibit A. Immediately after the Merger, MEI shall be the "Surviving Entity" in the Merger. The Merger Sub shall cease to exist immediately after the Merger.

                 (c)            Letter of Transmittal. In order to exchange their MEI Shares for Merger Shares, each MEI Stockholder must sign a letter of transmittal, in the form attached hereto as Exhibit B (the "Letter of Transmittal"), in which each MEI Stockholder will represent and warrant that such MEI Stockholder is an accredited investor, that the issuance of the Merger Shares to the MEI Stockholders shall be exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder, that the Merger Shares will be restricted securities under Rule 144 of the Securities Act of 1933, as amended, and that the Merger Shares will be subject to a lock-up period as set forth therein.

                 1.2            Merger; Effective Time. At the Effective Time and subject to and upon the terms and conditions of this Agreement, Merger Sub shall, and Marani shall cause Merger Sub to, merge with and into MEI in accordance with the provisions of the California Corporations Code, the separate corporate existence of Merger Sub shall cease and MEI shall continue as the Surviving Entity. The Effective Time shall occur upon the filing with the Secretary of State of the State of California of a Certificate of Merger (the "Certificate of Merger") executed in accordance with the applicable provisions of the California Corporations Code (the "Effective Time"). The date on which the Effective Time occurs is referred to as the "Effective Date." Provided that this Agreement has not been terminated pursuant to Section 5.2, the Parties will cause the Certificate of Merger to be filed as soon as practicable after the Closing.

                 1.3            Effect of the Merger. The Merger shall have the effect set forth in Section 6014 of the California Corporations Code. As set forth in that certain Agreement of Merger to be filed with the California Secretary of State by and between MEI and Merger Sub, and without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the assets, properties, rights, privileges, powers and franchises of MEI and Merger Sub shall vest in the Surviving Entity, and all debts, liabilities and duties of MEI and Merger Sub shall become the debts, liabilities and duties of the Surviving Entity.

                 1.4            Certificate of Incorporation and Bylaws; Directors and Officers.

                 Pursuant to the Merger:

                 (a)            The Certificate of Incorporation and Bylaws of MEI as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws of the Surviving Entity immediately following the Merger.

                 (b)            The directors and officers of MEI immediately prior to the Merger shall be the directors and officers of the Surviving Entity subsequent to the Merger.

                 1.5            Issuance of Additional Securities. As additional consideration for the Merger, Marani and MEI have agreed that Marani shall issue the following simultaneous with the Merger: (i) 42,594,616 shares of Marani common stock to Purrell Partners, LLC (the

"Purrell Shares"), or its designated assigns (together the "Purrell Group"), and (ii) a warrant to purchase Ten Million (10,000,000) shares of Marani common stock at an exercise price of $0.10 per share, in the form attached hereto as Exhibit C, to the Purrell Group (the "Purrell Warrant" and together with the Merger Shares, and the Purrell Shares, the "Marani Securities").

                 The Merger Shares issued to non-executive officers of MEI will be subject to a lock-up period as set forth in the Letters of Transmittal. The Merger Shares issued to each of the MEI executive officers (indicated with an asterisk on Exhibit A) will be subject to a separate Officer's Lock-Up Agreement to be entered into between Marani and those MEI Stockholders in the form attached hereto as Exhibit D (the "Officer's Lock-Up Agreement").

                 The Purrell Shares issued to the Purrell Group will be subject to a lock-up period as set forth in that certain Lock-Up Agreement by and between Marani and the Purrell Group and its designated assigns, dated as of the Closing Date, a copy of which is attached hereto as Exhibit E (the "Purrell Lock-Up Agreement").

                 The address to be used for the notice provisions under the Officer's Lock-Up Agreements and the Purrell Lock-Up Agreement are listed on Schedule 1.5, attached hereto.

                 1.6            Acknowledgment of Additional Securities Issuances. Marani and MEI acknowledge that, pursuant to previous investment agreements, after the Closing, and upon the submission of a proper conversion notice, Marani is obligated to issue the following: i) Fifteen Million One Hundred Twenty Thousand Shares (15,120,000) shares of Marani common stock to certain investors (the "Investors"), and in certain amounts, as listed on Exhibit F (the "Investor Shares"); (ii) warrants to purchase Fifteen Million One Hundred Twenty Thousand Shares (15,120,000) shares of Marani common stock at an exercise price of $0.35 per share, in form attached hereto as Exhibit G, to the Investors, in the amounts listed on Exhibit F (the "Investor Warrants").

                 1.7            Restrictions on Resale.

                 (a)            The Marani Securities. The Marani Securities will not be registered under the Securities Act, or the securities laws of any state, and cannot be transferred, hypothecated, sold or otherwise disposed of until: (i) a registration statement with respect to such securities is declared effective under the Securities Act, or (ii) Marani receives an opinion of counsel for the stockholders, reasonably satisfactory to counsel for Marani, that an exemption from the registration requirements of the Securities Act is available.

                 The certificates representing the Marani Securities shall contain a legend substantially as follows:

"THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE

SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR MARANI BRANDS, INC. RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO COUNSEL FOR MARANI BRANDS, INC. THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE."

                 1.8            Exchange of Certificates.

                 (a)            Exchange of Certificates. After the Effective Time and pursuant to a customary letter of transmittal or other instructional form provided by the Exchange Agent to the MEI Stockholders, the MEI Stockholders shall surrender all the MEI Shares to the Exchange Agent, and the MEI Stockholders shall be entitled upon such surrender to receive in exchange therefor certificates representing the proportionate number of Merger Shares into which the MEI Shares theretofore represented by the stock transfer forms so surrendered shall have been exchanged pursuant to this Agreement. Until so surrendered, each outstanding certificate that, prior to the Effective Time, represented MEI Shares shall be deemed for all corporate purposes, subject to the further provisions of this Article I, to evidence the ownership of the number of whole Merger Shares for which such MEI Shares have been so exchanged. No dividend payable to holders of Merger Shares of record as of any date subsequent to the Effective Time shall be paid to the owner of any certificate which, prior to the Effective Time, represented MEI Shares, until such certificate or certificates representing all the relevant MEI Shares, together with a stock transfer form, are surrendered as provided in this Article I or pursuant to letters of transmittal or other instructions with respect to lost certificates provided by the Exchange Agent.

                 (b)            Full Satisfaction of Rights. All Merger Shares for which the MEI Shares shall have been exchanged pursuant to this Article I shall be deemed to have been issued in full satisfaction of all rights pertaining to the MEI Shares.

                 (c)            Exchange of Certificates. All certificates representing MEI Shares converted into the right to receive Merger Shares pursuant to this Article I shall be furnished to Marani subsequent to delivery thereof to the Exchange Agent pursuant to this Agreement.

                 (d)            Closing of Transfer Books. On the Effective Date, the stock transfer book of MEI shall be deemed to be closed and no transfer of MEI Shares shall thereafter be recorded thereon.

                 1.9            History of the Merger. MEI has previously provided $650,000 to Purrell Partners for the purpose of identifying an OTCBB-listed company that MEI could merge with to become listed on the OTCBB. Purrell Partners paid a portion of the $650,000 to the previous majority shareholders of Marani for control of Marani and kept the remaining portion as a consulting fee.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES
OF MARANI

                 2.1            Representations and Warranties of Marani. To induce MEI to enter into this Agreement and to consummate the transactions contemplated hereby, Marani, and, where applicable, the Merger Sub, represent and warrant as of the date hereof and as of the Closing (unless specified otherwise), as follows:

2.1.1 Authority of Marani and Merger Sub; Transfer of Marani Securities. Each of Marani and the Merger Sub has the full right, power and authority to enter into this Agreement and to carry out and consummate the Merger and other transactions contemplated herein. This Agreement, and all of the Exhibits attached hereto, constitutes a legal, valid and binding obligation of Marani, and, where applicable, the Merger Sub, enforceable against Marani and the Merger Sub, as applicable, in accordance with their respective terms. Marani shall issue the Marani Securities to the MEI Shareholders, the Investors, and the Purrell Group, as set forth herein, duly issued, fully paid, non-assessable, free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands, and claims of any kind or nature whatsoever, whether direct or indirect or contingent, other than those imposed by the Securities Act of 1933, as amended.

                 2.1.2        Existence of Marani and Merger Sub. Marani is duly organized, validly existing, and in good standing under the laws of the State of Nevada. It has all requisite power, franchises, licenses, permits and authority to own its properties and assets and to carry on its business as it has been and is being conducted. It is qualified to do business and is in good standing in each province, state, nation or other jurisdiction wherein the character of the business transacted by it makes such qualification necessary. Merger Sub is duly organized, validly existing, and in good standing under the laws of the state of California. Merger Sub is a recently formed corporation and prior to the date hereof and through the Closing, Merger Sub shall not conduct any operating business, become a party to any agreements, or incur any liabilities or obligations.

2.1.3 Capitalization of Marani. As of the signing of this Agreement, the authorized capital stock of Marani is 300,000,000 shares of common stock, $0.001 par value, of which 405,384 shares are issued and outstanding. There are 10,000,000 shares of preferred stock of Marani authorized, $0.001 par value, none of which are issued or outstanding. No other shares of capital stock of any class or series of Marani are issued and outstanding. All of the issued and outstanding shares have been duly and validly issued in accordance and compliance with all applicable laws, rules and regulations and are fully paid and nonassessable. Other than as set forth in Schedule 2.1.3, there are no options, warrants, rights, calls, commitments, plans, contracts or other agreements of any character granted or issued by Marani which provide for the purchase, issuance or transfer of any shares of the capital stock of Marani nor are there any outstanding securities granted or issued by Marani that are convertible into any shares of the equity securities of Marani or exchangeable into any of the equity securities of Marani, and none is authorized. Marani is not obligated or committed to purchase, redeem or otherwise acquire any of its equity. All presently exercisable voting rights in Marani are vested exclusively in its outstanding shares of common stock, each share of which is entitled to one vote on every matter to come before its shareholders, and other than as may be contemplated by this Agreement, there are no voting trusts or other voting arrangements with respect to any of Marani's equity securities.

                 2.1.4        Capitalization of Merger Sub. As of the signing of this Agreement, and at Closing, the authorized capital stock of Merger Sub consists of 1,000 shares of common stock, $0.001 par value, of which one share is issued and outstanding. There are no shares of preferred stock authorized for the Merger Sub. No other shares of capital stock of any class or series of Merger Sub are issued and outstanding. All of the issued and outstanding shares have been duly and validly issued in accordance and compliance with all applicable laws, rules and regulations and are fully paid and nonassessable. There are no options, warrants, rights, calls, commitments, plans, contracts or other agreements of any character granted or issued by Merger Sub which provide for the purchase, issuance or transfer of any shares of the capital stock of Merger Sub nor are there any outstanding securities granted or issued by Merger Sub that are convertible into any shares of the equity securities of Merger Sub or exchangeable into any of the equity securities of Merger Sub, and none is authorized. Merger Sub is not obligated or committed to purchase, redeem or otherwise acquire any of its equity. All presently exercisable voting rights in Merger Sub are vested exclusively in its outstanding shares of common stock, each share of which is entitled to one vote on every matter to come before its shareholders, and other than as may be contemplated by this Agreement, there are no voting trusts or other voting arrangements with respect to any of Merger Sub's equity securities.

2.1.5 Subsidiaries. "Subsidiary" or "Subsidiaries" means all corporations, trusts, partnerships, associations, joint ventures or other Persons, as defined below, of which a corporation or any other Subsidiary of such corporation owns, directly or indirectly, not less than twenty percent (20%) of the voting securities or other equity or of which such corporation or any other Subsidiary of such corporation possesses, directly or indirectly, the power to direct or cause the direction of the management and policies, whether through ownership of voting shares, management contracts or otherwise. "Person" means any individual, corporation, limited liability company, trust, association, partnership, proprietorship, joint venture or other entity. Marani has two Subsidiaries, namely Fit For Business (Australia) Pty Limited, an entity organized under the laws of Australia ("FFB Australia"), and Merger Sub, a California corporation created in contemplation of this transaction.

2.1.6 Execution of Agreement. The execution and delivery of this Agreement by Marani and Merger Sub does not, and the consummation of the Merger and other transactions contemplated hereby will not: (a) violate, conflict with, modify or cause any default or breach under or acceleration of (or give any Party any right to declare any default or acceleration upon notice or passage of time or both), in whole or in part, any charter, article of incorporation, bylaw, mortgage, lien, deed of trust, indenture, lease, agreement, instrument, order, injunction, decree, judgment, law or any other restriction of any kind to which Marani or its Subsidiaries are a party or by which it or any of its properties are bound or otherwise subject; (b) result in the creation of any security interest, lien, encumbrance, adverse claim, proscription or restriction on any property or asset (whether real, personal, mixed, tangible or intangible), right, contract, agreement or business of Marani or any of its Subsidiaries or upon the Merger Shares; (c) violate any law, rule or regulation of any federal or state regulatory agency; or (d) permit any federal or state regulatory agency to impose any restrictions or limitations of any nature on Marani or any of its respective actions.

2.1.7 Taxes.

2.1.7.1 All taxes, assessments, fees, penalties, interest and other governmental charges with respect to Marani and its business and operations, which have become due and payable on the date hereof have been paid in full or adequately reserved against by Marani and set forth in Marani's financial statements, (including without limitation, income, property, sales, use, franchise, capital stock, excise, added value, employees' income withholding, social security and unemployment taxes), and all interest and penalties thereon with respect to the periods then ended and for all periods thereto; Marani or Merger Sub are not parties to any tax sharing agreement or tax indemnification with any third party;

                 2.1.7.2        There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any tax or deficiency against Marani or Merger Sub, nor are there any actions, suits, proceedings, investigations or claims now pending against Marani or Merger Sub, nor are there any actions, suits, proceedings, investigations or claims threatened against Marani or Merger Sub in respect of any tax or assessment, or any matters under discussion with any federal, state, local or foreign authority relating to any taxes or assessments, or any claims for additional taxes or assessments asserted by any such authority, and there is no basis for the assertion of any additional taxes or assessments against Marani or Merger Sub; and

2.1.7.3 The consummation of the Merger and other transactions contemplated by this Agreement will not result in the imposition of any additional taxes on or assessments against Marani or Merger Sub.

2.1.8 Disputes and Litigation. Except as set forth in Schedule 2.1.8, (a) there are no suits, actions, litigation, proceedings, investigations, claims, complaints, or accusations pending, threatened against, or affecting Marani or Merger Sub or any of their properties, assets or business or to which it is a party, in any court or before any arbitrator of any kind or before or by any governmental agency (including, without limitation, any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality), and there is no basis for such suit, action, litigation, proceeding, investigation, claim, complaint, or accusation; (b) there is no pending or threatened change in any environmental, zoning or building laws, regulations or ordinances which affect or could affect Marani or Merger Sub or any of their properties, equipment, assets, operations, or businesses; and (c) there is no outstanding order, writ, injunction, decree, judgment or award by any court, arbitrator or governmental body against or affecting Marani, Merger Sub, or any of their properties, assets, operations, or businesses. There is no litigation, proceeding, investigation, claim, complaint or accusation, formal or informal, or arbitration pending, or any of the aforesaid threatened, or any contingent liability which would give rise to any right of indemnification or similar right on the part of any director or officer of Marani or Merger Sub, or any third party, or any such person's heirs, executors or administrators as against Marani or Merger Sub.

                 2.1.9        Compliance with Laws. Marani and Merger Sub have at all times been, and presently are, in full compliance with, and has not received notice of any claimed violation of, any applicable federal, provincial, state, local, foreign and other laws, rules and regulations. Marani and Merger Sub has filed all returns, reports and other documents and furnished all information required or requested by any federal, provincial, state, local or foreign governmental agency and all such returns, reports, documents and information are true and complete in all respects. All permits, licenses, orders, franchises and approvals of all federal, provincial, state, local or foreign governmental or regulatory bodies required of Marani or Merger Sub for the conduct of their business have been obtained and are in full force and effect, no violations are or have been recorded in respect of any such permits, licenses, orders, franchises and approvals, and there is no litigation, proceeding, investigation, arbitration, claim, complaint or accusation, formal or informal, pending or threatened, which may revoke, limit, or question the validity, sufficiency or continuance of any such permit, license, order, franchise or approval. Such permits, licenses, orders, franchises and approvals are valid and sufficient for all operations and businesses presently carried on by Marani or Merger Sub.

2.1.10 Guaranties. Marani or Merger Sub have not guaranteed any dividend, obligation, indebtedness, or capital infusion of any Person; nor has any Person guaranteed any dividend, obligation or indebtedness of Marani or Merger Sub. Marani or Merger Sub are not parties to any take or pay contract or other similar arrangement.

2.1.11 Corporate Documents. Marani keeps its books, records and accounts (including, without limitation, those kept for financial reporting purposes and for tax purposes) in accordance with good business practice and in sufficient detail to reflect the transactions and dispositions of its assets, liabilities and equities, and such books and records are true, accurate and complete. The minute books of Marani contain records of its directors and shareholders' meetings and of actions taken by such directors and shareholders. The meetings of directors and shareholders referred to in such minute books were duly called and held, and the resolutions appearing in such minute books were duly adopted. The signatures appearing on all documents contained in such minute books are the true signatures of the persons purporting to have signed the same. Each of the following documents, which shall be true, complete and correct in all material respects, will be submitted at the Closing with respect to Marani and its Subsidiaries (if applicable):

(i) Certificate of Incorporation and all amendments thereto;

                 (ii)      Bylaws and all amendments thereto;

                 (iii)     Minutes and Consents of Shareholders;

                 (iv)     Minutes and Consents of the board of directors;

                 (v)      List of officers and directors;

                 (vi)     Certificate of Good Standing from the Secretary of State of Nevada;

                 (vii)    Current Shareholder list from the Transfer Agent;

                 (viii)   Stock register and stock certificate records of Marani;

(ix) The material contracts of Marani listed on Schedule 2.1.11, which should be all material contracts of Marani.

2.1.12 Closing Documents. All minutes, consents or other documents pertaining to Marani to be delivered at the Closing shall be valid and in accordance with the laws of Nevada.

                 2.1.13      Leases. Marani has no leases.

2.1.14 Financial Statements. Marani is a reporting company under the 1934 Act and financials can be found within the SEC's EDGAR database. As of their respective dates, the financial statements of Marani and its subsidiaries included in the SEC Documents (as defined herein) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of Marani and its subsidiaries as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). All Marani's financial statements contained in its reports required under the 1934 Act have been reviewed or audited, as applicable, as required under the 1934 Act. No other information provided by or on behalf of Marani to MEI which is not included in Marani's regulatory filings, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made.

                 2.1.15      Filings with Government Agencies. Marani is a reporting company under the 1934 Act and files annual and quarterly reports with the SEC. Marani has made all required filings with the SEC and the State of Nevada that are required (the "Regulatory Documents"). As of their respective dates, the Regulatory Documents complied in all material respects with the requirements of the 1934 Act, and all other applicable federal and state securities laws, and the rules and regulations of the SEC promulgated thereunder applicable to the Regulatory Documents, and none of the Regulatory Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. It is understood that the Merger and other transactions are being made with the understanding Marani will obtain all financial information from its subsidiaries necessary for future annual and quarterly reports with the SEC. Marani will promptly file any required filings with the SEC that might be due prior to Closing. All filings made by Marani with the SEC prior to Closing will be true and correct in all material respects.

                 2.1.16      Liabilities. It is understood and agreed that the Merger and other transactions is predicated on Marani not having any liabilities at Closing, and Marani will not, as of Closing, have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise. There is no dispute of any kind between Marani and any third party, and no such dispute will exist at the Closing of this transaction, and Marani will be free from any and all liabilities, liens, claims and/or commitments.

                 2.1.17      Liabilities for Subsidiary. Under United States and Australian law, Marani has no liability, financial or otherwise, for the actions and/or inactions of FFB Australia, and Marani has not guaranteed any obligations, financial or otherwise, of FFB Australia.

2.1.18 Contracts, Leases and Assets. Marani is not a party to any contract, agreement or lease. No person holds a power of attorney from Marani or its subsidiaries. At the Closing, Marani's only asset will be its wholly-owned subsidiary, FFB Australia.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF MEI

                 3.1            Representations and Warranties of MEI. To induce Marani and Merger Sub to enter into this Agreement and to consummate the transactions contemplated hereby, MEI represents and warrants as of the date hereof and as of the Closing, as follows:

3.1.1 Authority of MEI; Transfer of MEI Shares. MEI has the full right, power and authority to enter into this Agreement and to carry out and consummate the transactions contemplated herein. This Agreement, and all of the Exhibits attached hereto, constitutes the legal, valid and binding obligation of MEI.

                 3.1.2        Existence of MEI. MEI is duly organized, validly existing, and in good standing under the laws of the State of California. It has all requisite power, franchises, licenses, permits and authority to own its properties and assets and to carry on its business as it has been and is being conducted. It is in good standing in each state, nation or other jurisdiction wherein the character of the business transacted by it makes such qualification necessary.

                 3.1.3        Capitalization of MEI. The authorized equity securities of MEI consist of 10,000,000 shares of common stock, no par value, of which 10,000,000 shares are issued and outstanding, as set forth on Exhibit A. No shares of preferred stock of MEI are authorized or outstanding. No other shares of MEI are issued and outstanding. All of the issued and outstanding shares have been duly and validly issued in accordance and compliance with all applicable laws, rules and regulations and are fully paid and nonassessable. There are no options, warrants, rights, calls, commitments, plans, contracts or other agreements of any character granted or issued by MEI which provide for the purchase, issuance or transfer of any shares of the capital stock of MEI nor are there any outstanding securities granted or issued by MEI that are convertible into any shares of the equity securities of MEI, and none is authorized. MEI is not obligated or committed to purchase, redeem or otherwise acquire any of its equity. All presently exercisable voting rights in MEI are vested exclusively in its outstanding shares of common stock, each share of which is entitled to one vote on every matter to come before it's Shareholders, and other than as may be contemplated by this Agreement, there are no voting trusts or other voting arrangements with respect to any of MEI's equity securities.

                 3.1.4        Subsidiaries. MEI has one Subsidiary, Golden Hawk, Ltd., a Hong Kong corporation.

3.1.5 Execution of Agreement. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not: (a) violate, conflict with, modify or cause any default under or acceleration of (or give any Party any right to declare any default or acceleration upon notice or passage of time or both), in whole or in part, any charter, article of incorporation, bylaw, mortgage, lien, deed of trust, indenture, lease, agreement, instrument, order, injunction, decree, judgment, law or any other restriction of any kind to which MEI is a party or by which it or any of its properties are bound; (b) result in the creation of any security interest, lien, encumbrance, adverse claim, proscription or restriction on any property or asset (whether real, personal, mixed, tangible or intangible), right, contract, agreement or business of MEI; (c) violate any law, rule or regulation of any federal or state regulatory agency; or (d) permit any federal or state regulatory agency to impose any restrictions or limitations of any nature on MEI or any of their respective actions.

3.1.6 Taxes.

3.1.6.1 All taxes, assessments, fees, penalties, interest and other governmental charges with respect to MEI and its business and operations, which have become due and payable on the date hereof have been paid in full or adequately reserved against by MEI, (including without limitation, income, property, sales, use, franchise, capital stock, excise, added value, employees' income withholding, social security and unemployment taxes), and all interest and penalties thereon with respect to the periods then ended and for all periods thereto;

                 3.1.6.2        There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any tax or deficiency against MEI, nor are there any actions, suits, proceedings, investigations or claims now pending against MEI, nor are there any actions, suits, proceedings, investigations or claims now pending against MEI in respect of any tax or assessment, or any matters under discussion with any federal, state, local or foreign authority relating to any taxes or assessments, or any claims for additional taxes or assessments asserted by any such authority, and there is no basis for the assertion of any additional taxes or assessments against MEI; and

3.1.6.3 The consummation of the transactions contemplated by this Agreement will not result in the imposition of any additional taxes on or assessments against MEI.

3.1.7 Disputes and Litigation. Except as set forth in Schedule 3.1.7, (a) there are no suits, actions, litigation, proceedings, investigations, claims, complaints, or accusations pending, threatened against, or affecting MEI or any of its properties, assets or business or to which it is a party, in any court or before any arbitrator of any kind or before or by any governmental agency (including, without limitation, any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality), and there is no basis for such suit, action, litigation, proceeding, investigation, claim, complaint, or accusation;

(b) there is no pending or threatened change in any environmental, zoning or building laws, regulations or ordinances which affect or could affect MEI or any of its properties, equipment, assets or businesses; and (c) there is no outstanding order, writ, injunction, decree, judgment or award by any court, arbitrator or governmental body against or affecting MEI or any of its properties, assets or businesses. There is no litigation, proceeding, investigation, claim, complaint or accusation, formal or informal, or arbitration pending, or any of the aforesaid threatened, or any contingent liability which would give rise to any right of indemnification or similar right on the part of any director or officer of MEI or any such person's heirs, executors or administrators as against MEI.

                 3.1.8        Compliance with Laws. MEI has at all times been, and presently is, in full compliance with, and has not received notice of any claimed violation of, any applicable federal, state, local, foreign and other laws, rules and regulations. MEI has filed all returns, reports and other documents and furnished all information required or requested by any federal, state, local or foreign governmental agency and all such returns, reports, documents and information are true and complete in all respects. All permits, licenses, orders, franchises and approvals of all federal, state, local or foreign governmental or regulatory bodies required of MEI for the conduct of its business have been obtained, no violations are or have been recorded in respect of any such permits, licenses, orders, franchises and approvals, and there is no litigation, proceeding, investigation, arbitration, claim, complaint or accusation, formal or informal, pending or threatened, which may revoke, limit, or question the validity, sufficiency or continuance of any such permit, license, order, franchise or approval. Such permits, licenses, orders, franchises and approvals are valid and sufficient for all activities presently carried on by MEI.

                 3.1.9        Guaranties. MEI has not guaranteed any dividend, obligation or indebtedness of any Person; nor has any Person guaranteed any dividend, obligation or indebtedness of MEI.

3.1.10 Books and Records. MEI keeps its books, records and accounts (including, without limitation, those kept for financial reporting purposes and for tax purposes) in accordance with good business practice and in sufficient detail to reflect the transactions and dispositions of its assets, liabilities and equities. The minute books of MEI contain records of its shareholders' meetings and of action taken by such shareholders. The meetings shareholders referred to in such minute books were duly called and held, and the resolutions appearing in such minute books were duly adopted. The signatures appearing on all documents contained in such minute books are the true signatures of the persons purporting to have signed the same.

ARTICLE 4
CLOSING AND DELIVERY OF DOCUMENTS

                 4.1            Closing. The Closing (the "Closing") shall take place remotely at the offices of The Lebrecht Group, APLC, 9900 Research Drive, Irvine, California 92688, no later than the close of business (Pacific Standard Time) on April 7, 2008, or at such other place, date and time as the Parties may agree in writing (the "Closing Date").

                 4.2            Deliveries by Marani. At the Closing, Marani shall deliver the following:

4.2.1 Marani shall deliver to MEI and the Shareholders:

(a) the Purrell Shares, and the Purrell Warrant, as set forth in Section 1.5;

                 (b)        a certificate of good standing issued by the state of Nevada, dated within ten (10) days prior to the Closing Date, evidencing that Marani is a corporation duly existing under the laws of state of Nevada and has not been dissolved;

                 (c)        an Officers Certificate, executed by the Secretary of Marani, in form and substance reasonably acceptable to MEI;

                 (d)        the corporate documents of Marani as set forth in Section 2.1.10;

                 (e)        written confirmation by Marani's Board of Directors of the approval of this Agreement, the herein described transactions, the appointment of Margrit Eyraud to Marani's Board of Directors, effective at Closing;

(f) written confirmation of the appointment of Margrit Eyraud as Marani's Chairman of the Board, Chief Executive Officer, and President, Ara Zartarian as Marani's Executive Vice President, Chief Operating Officer and Secretary, and Ani Kevorkian as Marani's Executive Vice President, Chief Financial Officer and Treasurer, with all appointments effective at immediately prior to Closing;

(g) a copy of the amended Articles of Incorporation effectuating the items set forth in Section 5.1.1(h), below;

                 (h)        a signed copy of the Officer's Lock-Up Agreements between Marani and each of Margrit Eyraud, Ara Zartarian, and Ani Kevorkian;

                 (i)         a fully executed copy of the Purrell Lock-Up Agreement; and

(j) a signed copy of the Agreement of Merger by and between MEI and Merger Sub for filing with the Secretary of State for the State of California.

4.2.2 Marani shall deliver to the Exchange Agent:

(a) The Merger Shares to be issued by the Exchange Agent to the MEI Stockholders upon submission of their executed Letter of Transmittal and accompanying documents.

4.2.3 MEI shall deliver to Marani:

(a) an Officers Certificate, executed by the Secretary of MEI, in form and substance reasonably acceptable to Marani;

                 (b)        written confirmation by MEI's Board of Directors of the approval of this Agreement and the herein described transactions;

                 (c)        a signed copy of the Officer's Lock-Up Agreements from each of Margrit Eyraud, Ara Zartarian, and Ani Kevorkian; and

(d) a signed copy of the Agreement of Merger by and between MEI and Merger Sub for filing with the Secretary of State for the State of California.

ARTICLE 5
CONDITIONS, TERMINATION, AMENDMENT AND WAIVER

                 5.1            Conditions Precedent. This Agreement, and the transactions contemplated hereby, shall be subject to the following conditions precedent:

5.1.1 The obligation of MEI to consummate the Merger and to satisfy its other obligations hereunder shall be subject to the fulfillment (or waiver by MEI), at or prior to the Closing, of the following conditions, which Marani agrees to use its best efforts to cause to be fulfilled:

(a) Representations, Performance. The representations and warranties contained in Sections 2.1 and 2.2 hereof shall be true at and as of the date hereof and shall be repeated and shall be true at and as of the Closing Date with the same effect as though made at and as of the Closing Date, except as affected by the transactions contemplated hereby; Marani shall have duly performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

                 (b)        Consents. Any required notices or consents to the transactions contemplated by this Agreement shall have been obtained or waived.

                 (c)        Litigation. No suit, action, arbitration or other proceeding or investigation shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit or to obtain material damages or other material relief in connection with this Agreement or the consummation of the Merger or other the transactions contemplated hereby or which is likely to affect materially the value of Marani, other than as set forth in Schedule 2.1.7.

                 (d)        Proceedings and Documentation. All proceedings of Marani in connection with the Merger or other the transactions contemplated by this Agreement, and all documents and instruments incident to such proceedings, shall be satisfactory in form and substance to MEI and MEI's counsel, and MEI and MEI's counsel shall have received all such receipts, documents and instruments, or copies thereof, certified if requested, to which MEI is entitled and as may be reasonably requested.

                 (e)        Property Loss. No portion of Marani's assets or properties shall have been destroyed or damaged or taken by condemnation or other similar proceedings under circumstances where the loss thereof will not be substantially reimbursed to Marani through the proceeds of applicable insurance or condemnation award.

                 (f)        Consents and Approvals. All material licenses, permits, consents, approvals, authorizations, qualifications and orders of all governmental or regulatory bodies which are (1) necessary to enable MEI to fully operate the business of Marani as contemplated from and after the Closing shall have been obtained and be in full force and effect, or (2) necessary for the consummation of the transactions contemplated hereby, shall have been obtained.

(g) SEC Filings. Marani shall have filed with the SEC any and all filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 required to be filed prior to the Closing.

(h) Amended Articles. Marani shall have filed amended Articles of Incorporation with the state of Nevada to effectuate the following: (i) a name change for the corporation to "Marani Brands, Inc.," (ii) a 1-for-250 shares reverse stock split, and (iii) increase the authorized common stock of the company to 300,000,000 shares, $0.001 par value.

5.1.2 The obligation of the Marani to deliver the Marani Securities, to consummate the Merger, and to satisfy its other obligations hereunder shall be subject to the fulfillment (or waiver by Marani), at or prior to the Closing, of the following conditions, which MEI and the Shareholders agree to use its best efforts to cause to be fulfilled:

(a) Representations, Performance. If the Closing Date is not the date hereof, the representations and warranties contained in Sections 3.1 and 3.2 hereof shall be true at and as of the date hereof and shall be repeated and shall be true at and as of the Closing Date with the same effect as though made at and as of the Closing Date, except as affected by the transactions contemplated hereby; MEI shall have duly performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

(b) Proceedings and Documentation. All corporate and other proceedings of MEI in connection with the Merger and the other transactions contemplated by this Agreement, and all documents and instruments incident to such corporate proceedings, shall be satisfactory in form and substance to Marani, and their counsel shall have received all such receipts, documents and instruments, or copies thereof, certified if requested, to which Marani is entitled and as may be reasonably requested.

                 5.2            Termination. Notwithstanding anything to the contrary contained in this Agreement, this Agreement may be terminated and the Merger and other transactions contemplated hereby may be abandoned prior to the Closing Date only by the mutual consent of all of the Parties, unless the Closing has not occurred by April 7, 2008, in which case either Party may terminate this Agreement by written notice to the other Party.

                 5.3            Waiver and Amendment. Any term, provision, covenant, representation, warranty or condition of this Agreement may be waived, but only by a written instrument signed by the Party entitled to the benefits thereof. The failure or delay of any Party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such Party's right at a later time to enforce the same. No waiver by any Party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty. No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all Parties hereto.

ARTICLE 6
COVENANTS, INDEMNIFICATION

                 6.1           To induce MEI to enter into this Agreement and to consummate the transactions contemplated hereby, and without limiting any covenant, agreement, representation or warranty made, Marani covenants and agrees as follows:

6.1.1 Notices and Approvals. Marani and the Merger Sub agree: (a) to give all notices to third parties which may be necessary or deemed desirable by MEI in connection with this Agreement and the consummation of the Merger and the other transactions contemplated hereby; (b) to use its best efforts to obtain all federal and state governmental regulatory agency approvals, consents, permit, authorizations, and orders necessary or deemed desirable by MEI in connection with this Agreement and the consummation of the transaction contemplated hereby; and (c) to use their best efforts to obtain all consents and authorizations of any other third parties necessary or deemed desirable by MEI in connection with this Agreement and the consummation of the transactions contemplated hereby.

                 6.1.2        Information for MEI's Statements and Applications. Marani and their employees, accountants and attorneys shall cooperate fully with MEI in the preparation of any statements or applications made by MEI to any federal or state governmental regulatory agency in connection with this Agreement and the transactions contemplated hereby and to furnish MEI with all information concerning Marani necessary or deemed desirable by MEI for inclusion in such statements and applications, including, without limitation, all requisite financial statements and schedules.

6.1.3 Access to Information. MEI, together with its appropriate attorneys, agents and representatives, shall be permitted to make the full and complete investigation of Marani and have full access to all of the books and records of Marani during reasonable business hours. Notwithstanding the foregoing, such parties shall treat all such information as confidential and shall not disclose such information without the prior consent of the other. The following information shall not be considered confidential information: (i) information that is wholly and independently developed by the party receiving the information without the use of the confidential information; (ii) information that is or has become generally available to the public without breach of this Agreement by the receiving Party; (iii) information that at the time of disclosure to the receiving party, was known to such Party free of restriction and evidenced by documentation in the receiving party's possession; (iv) information that is approved for release by written authorization of the disclosing party, but only to the extent of and subject to such conditions as may be imposed in such written authorization; or (v) information that is disclosed in response to a valid order of a court or other governmental body in the United States or any political subdivision thereof, but only to the extent of and for the purposes of such order; provided, however, that the receiving party shall first notify the disclosing party in writing of the order and permit the disclosing party to seek an appropriate protective order.

                 6.2            To induce Marani to enter into this Agreement and to consummate the transactions contemplated hereby, and without limiting any covenant, agreement, representation or warranty made, MEI covenants and agrees as follows:

6.2.1 Access to Information. Marani, together with their appropriate attorneys, agents and representatives, shall be permitted to make a full and complete investigation of MEI and have full access to all of the books and records of the other during reasonable business hours. Notwithstanding the foregoing, such parties shall treat all such information as confidential and shall not disclose such information without the prior consent of the other. The following information shall not be considered confidential information: (i) information that is wholly and independently developed by the party receiving the information without the use of the confidential information; (ii) information that is or has become generally available to the public without breach of this Agreement by the receiving Party; (iii) information that at the time of disclosure to the receiving party, was known to such Party free of restriction and evidenced by documentation in the receiving party's possession; (iv) information that is approved for release by written authorization of the disclosing party, but only to the extent of and subject to such conditions as may be imposed in such written authorization; or (v) information that is disclosed in response to a valid order of a court or other governmental body in the United States or any political subdivision thereof, but only to the extent of and for the purposes of such order; provided, however, that the receiving party shall first notify the disclosing party in writing of the order and permit the disclosing party to seek an appropriate protective order.

                 6.3            Indemnification.

6.3.1 Indemnity of Marani. MEI agrees to indemnify, defend and hold Marani harmless from and against any and all Losses (as hereinafter defined) arising out of or resulting from the breach by MEI of any representation, warranty, covenant or agreement of MEI contained in this Agreement or the schedules and exhibits hereto. For purposes of Section 6.3, the term "Losses" shall mean all damages, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) of every kind, nature or description, it being the intent of the Parties that the amount of any such Loss shall be the amount necessary to restore the indemnified party to the position it would have been in (economically or otherwise), including any costs or expenses incident to such restoration, had the breach, event, occurrence or condition occasioning such Loss never occurred. Notwithstanding the foregoing provisions of this section, no claim for indemnification shall be made by Marani under this Section unless and until the aggregate amount of all Losses of Marani in respect thereof shall exceed $5,000.

6.3.2 Indemnity of MEI. Marani and Merger Sub, jointly and severally, hereby agree to indemnify, defend and hold MEI harmless from and against any and all Losses arising out of or resulting from the breach by Marani or Merger Sub of any representation, warranty, agreement or covenant contained in this Agreement or the exhibits and schedules hereto, including, without limitation, the failure to disclose any liabilities or material contracts or agreements pursuant to Section 2.1.11. Notwithstanding the foregoing provisions of this Section, no claim for indemnification shall be made by MEI under this Section unless and until the aggregate amount of all Losses of MEI and/or the Shareholders in respect thereof shall exceed $5,000.

6.3.3 Indemnification of Exchange Agent.

(a) Marani, MEI and Merger Sub (for the purposes of this Section 6.3.3, the "Indemnitors") agree to indemnify the Exchange Agent and its partners, officers, directors, employees and agents (collectively, the "Indemnitees") against, and hold them harmless of and from, any and all Losses, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees arising out of or relating in any way to the Exchange Agent's service in such capacity, unless such action, claim or proceeding is the result of the willful misconduct or gross negligence of the Indemnitees.

(b) If the indemnification provided for in Section 6.3.3(a) is applicable, but for any reason is held to be unavailable, except due to the willful misconduct of gross negligence of the Indemnitees, the Indemnitors shall jointly and severally contribute such amounts as are just and equitable to pay, or to reimburse the Indemnitees for, the aggregate of any and all Losses, liabilities, costs, damages and expenses, including counsel fees, actually incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitors.

6.3.4 Indemnification Procedure.

(a) An indemnified party shall notify the indemnifying party of any claim of such indemnified party for indemnification under this Agreement within thirty days of the date on which such indemnified party or an executive officer of such indemnified party first obtains actual (not constructive) knowledge of the existence of such claim. Such notice shall specify the nature of such claim in reasonable detail and the indemnifying party shall be given reasonable access to any documents or properties within the control of the indemnified party as may be useful in the investigation of the basis for such claim. The failure to so notify the indemnifying party within such thirty-day period shall not constitute a waiver of such claim but an indemnified party shall not be entitled to receive any indemnification with respect to any additional loss that occurred as a result of the failure of such person to give such notice.

                 In the event any indemnified party is entitled to indemnification hereunder based upon a claim asserted by a third party (including a claim arising from an assertion or potential assertion of a claim for Taxes), the indemnifying party shall be given prompt notice thereof, in reasonable detail. The failure to so notify the indemnifying party shall not constitute a waiver of such claim but an indemnified party shall not be entitled to receive any indemnification with respect to any Loss that occurred as a result of the failure of such person to give such notice. The indemnifying party shall have the right (without prejudice to the right of any indemnified party to participate at its expense through counsel of its own choosing) to defend or prosecute such claim at its expense and through counsel of its own choosing (provided that such legal counsel is reasonably acceptable to the Indemnifying Party) if it gives written notice of its intention to do so not later than twenty days following notice thereof by the indemnifying party or such shorter time period as required so that the interests of the indemnified party would not be materially prejudiced as a result of its failure to have received such notice; provided, however, that if the defendants in any action shall include both an indemnifying party and an indemnified party and the indemnified party shall have reasonably concluded that counsel selected by the indemnifying party has a conflict of interest because of the availability of different or additional defenses to the indemnified party, the indemnified party shall have the right to select separate counsel to participate in the defense of such action on its behalf, at the sole cost and expense of the indemnifying party. If the indemnifying party does not so choose to defend or prosecute any such claim asserted by a third party for which any indemnified party would be entitled to indemnification hereunder, then the indemnified party shall be entitled to recover from the indemnifying party, on a monthly basis, all of its attorneys' reasonable fees and other costs and expenses of litigation of any nature whatsoever incurred in the defense of such claim. Notwithstanding the assumption of the defense of any claim by an indemnifying party pursuant to this paragraph, the indemnified party shall have the right to approve the terms of any settlement of a claim (which approval shall not be unreasonably withheld).

(b) The indemnifying party and the indemnified party shall cooperate in furnishing evidence and testimony and in any other manner which the other may reasonably request, and shall in all other respects have an obligation of good faith dealing, one to the other, so as not to unreasonably expose the other to an undue risk of loss. The indemnified party shall be entitled to reimbursement for out-of-pocket expenses reasonably incurred by it in connection with such cooperation. Except for fees and expenses for which indemnification is provided pursuant to Section 6.3, as the case may be, and as provided in the preceding sentence, each party shall bear its own fees and expenses incurred pursuant to this paragraph (b).

(c) The foregoing indemnification provision is in addition to, and not derogation of any statutory, equitable or common law remedy any party may have for breach of representation, warranty, covenant or agreement. This Section 6.3 survives Closing.

ARTICLE 7
GENERAL

                 7.1            Expenses. Except as otherwise specifically provided for herein, whether or not the transactions contemplated hereby are consummated, each of the Parties hereto shall bear the cost of all fees and expenses relating to or arising from its compliance with the various provisions of this Agreement and such Party's covenants to be performed hereunder, and except as otherwise specifically provided for herein, each of the Parties hereto agrees to pay all of its own expenses (including, without limitation, attorneys and accountants' fees and expenses and printing expenses) incurred in connection with this Agreement, the transactions contemplated hereby, the negotiations leading to the same and the preparations made for carrying the same into effect, and all such fees and expenses of the Parties hereto shall be paid prior to Closing.

                 7.2            Notices. Any notice, request, instruction or other document required by the terms of this Agreement, or deemed by any of the Parties hereto to be desirable, to be given to any other Party hereto shall be in writing and shall be delivered by facsimile or overnight courier to the following addresses:

                 To Marani:

Marani Brands, Inc. c/o 9900 Research Dr. Irvine, CA 92627 Facsimile No.: (949) 635-1240 Attn: Adele Ruger, President

                 To Merger Sub:

FFBI Merger Sub, Inc. c/o 9900 Research Dr. Irvine, CA 92627 Facsimile No.: (949) 635-1240 Attn: Adele Ruger, President

                 To MEI:

Margrit Enterprises International, Inc.
13152 Raymer Street, Suite 1A
North Hollywood, CA 91605
Facsimile No.:
Attn: Margrit Eyraud, Chairman and Chief Executive Officer

with a copy to:

The Lebrecht Group, APLC
9900 Research Dr.
Irvine, CA 92627
Facsimile No.: (949) 635-1240
Attn: Brian A. Lebrecht, Esq.

                 The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. Notice shall be conclusively deemed given at the time of delivery if made during normal business hours, otherwise notice shall be deemed given on the next business day.

                 7.3            Entire Agreement. This Agreement, together with the schedules and exhibits hereto, sets forth the entire agreement and understanding of the Parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings (whether written or oral) related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any Party hereto which is not embodied in this Agreement, or exhibits hereto or the written certificates, or other documents delivered pursuant hereto, and no Party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

                 7.4            Survival of Representations. All statements of fact (including financial statements) contained in the schedules, the exhibits, the certificates or any other instrument delivered by or on behalf of the Parties hereto, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by the respective Party hereunder. All representations, warranties, agreements, and covenants hereunder shall survive the Closing and remain effective for a period of twenty four (24) months thereafter regardless of any investigation or audit at any time made by or on behalf of the Parties or of any information a Party may have in respect thereto. Consummation of the transactions contemplated hereby shall not be deemed or construed to be a waiver of any right or remedy possessed by any Party hereto, notwithstanding that such Party knew or should have known at the time of Closing that such right or remedy existed.

                 7.5            Remedies Cumulative. No remedy herein conferred upon any Party is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

                 7.6            Execution of Additional Documents. Each Party hereto shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions as may be reasonably required or reasonably requested by any other Party hereto in order to effectuate the purposes of this Agreement and to consummate the Merger and the other transactions contemplated hereby.

                 7.7            Finders' and Related Fees. Each of the Parties hereto is responsible for, and shall indemnify the other against, any claim by any third party to a fee, commission, bonus or other remuneration arising by reason of any services alleged to have been rendered to or at the instance of said Party to this Agreement with respect to this Agreement or to any of the transactions contemplated hereby.

                 7.8            Governing Law. This Agreement has been negotiated and executed in the State of California and shall be governed by, construed and enforced in accordance with the laws of said state, without regard to its conflict of laws principles which could result in the application of the laws of another jurisdiction.

                 7.9            Forum. All Parties agree that if any action is brought by a Party then all Parties agree that such action or suit may only be brought in a federal or state court in Los Angeles, California.

                 7.10          Attorneys' Fees. Except as otherwise provided expressly herein, if a dispute should arise between the Parties including, but not limited to, arbitration, the prevailing Party shall be reimbursed by the nonprevailing Party for all reasonable costs and expenses incurred in resolving such dispute, including, without limitation, reasonable attorneys' fees exclusive of such amount of attorneys' fees and expenses as shall be a premium for result or for risk of loss under a contingency fee arrangement.

                 7.11          Binding Effect. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns.

                 7.12          Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties.

                 7.13          Section Headings. Section and Article headings are for reference purposes only and shall not affect the interpretation or meaning of this Agreement.

                 7.14          Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

                 7.15          Representation. The Parties acknowledge that The Lebrecht Group, APLC represents MEI in connection with the negotiation and drafting of this Agreement. The Lebrecht Group, APLC has not represented Marani in connection with the negotiation and drafting of this Agreement.

[Remainder of page intentionally left blank; signature page to follow]

                 IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written hereinabove.

"Marani"	"MEI"

Marani Brands, Inc. a Nevada corporation	Margrit Enterprises International, Inc. a California corporation

_____________________________________	_____________________________________
By: Adele Ruger	By: Margrit Eyraud
Its: President	Its: Chairman and Chief Executive Officer

"Merger Sub"

FFBI Merger Sub, Inc. a California corporation

_____________________________________
By: Adele Ruger
Its: President

Schedule 1.5

Addresses for Lock-Up Agreements

Purrell Partners, LLC
2633 Lincoln Blvd., Suite 434
Santa Monica, CA 90405
Attn: Ari Kaplan
Facsimile No.: (310) 388-6051

Margrit Eyraud
c/o Marani Brands, Inc.
13152 Raymer Street, Suite 1A
North Hollywood, CA 91605
Facsimile No.: (818) 503-4478

Ara Zartarian
c/o Marani Brands, Inc.
13152 Raymer Street, Suite 1A
North Hollywood, CA 91605
Facsimile No.: (818) 503-4478

Ani Kevorkian
c/o Marani Brands, Inc.
13152 Raymer Street, Suite 1A
North Hollywood, CA 91605
Facsimile No.: (818) 503-4478

Schedule 2.1.3

Marani Capitalization Table

1.	Under the Agreement for the Purchase of Stock dated January 16, 2008, Mark Poulsen ("Poulsen") is entitled to receive Two Hundred Fifty Thousand (250,000) shares of Marani's common stock, post merger and after any restructuring of the Company involving a reverse stock split in the year following the signing of the Stock Purchase Agreement if, within one year after the close of the transaction contemplated by the Stock Purchase Agreement, Marani undergoes a restructuring involving a reverse stock split.*

*Note: The 250,000 shares Poulsen is entitled to receive are subject to that certain Subsidiary Acquisition Option Agreement dated February 11, 2008 by and between Marani and Poulsen, and that certain Escrow Agreement dated January 16, 2008, under which the 250,000 shares, or Poulsen's right to receive them, go into escrow pending Marani's decision to exercise its option under the Subsidiary Acquisition Option Agreement to sell the 100% of the outstanding shares of FFB Australia.

Schedule 2.1.8

Marani Litigation and Disputes

None.

Schedule 2.1.11

Marani Material Contracts

None.

Schedule 3.1.7

MEI Litigation and Disputes

None.

Exhibit A

MEI Shareholders

MEI Shareholders	No. of MEI Common Shares Owned	No. of Merger Shares to be Delivered in Merger (1)

Margrit Eyraud*	3,533,333	35,333,330
Ara Zartarian*	1,084,333	10,843,330
Ani Kevorkian*	1,820,334	18,203,340
Blue Ivy, Inc.	400,000	4,000,000
Part II, Inc.	400,000	4,000,000
Bejan Javidan	20,000	200,000
Anthony Salazar	12,000	120,000
Arthur F. Kotz & Virginia A. Kotz	40,000	400,000
Dave Vaverka	20,000	200,000
David Reyes	40,000	400,000
Deborah J. Garza	20,000	200,000
Fred M. Elsholy	130,000	1,300,000
John Keven Fischer	132,000	1,320,000
Kamron Hakhamimi	140,000	1,400,000
Kim Vu	48,000	480,000
Ferari Domingo Vu	36,000	360,000
Vivian Allias	36,000	360,000
Louis R. Lopez, Westcon Construction	520,000	5,200,000
Michelle Garcia	28,000	280,000
Patrick R. Petronella	60,000	600,000
Richard & Alex Peddie	300,000	3,000,000
Alexie Peddie	50,000	500,000
Martin Peddie	50,000	500,000
Robin L. R. Salcedo	20,000	200,000
Rodolfo & Ana Elvira Gomez	200,000	2,000,000
S.J. Grigolla Construction	400,000	4,000,000
Skip O'Brein	100,000	1,000,000
Slade Neighbors	80,000	800,000
Timothy Jason Travers	60,000	600,000
Vahe Shahinian	100,000	1,000,000
Varant Shahinian	60,000	600,000
Steve Settlage	60,000	600,000
Total	10,000,000	100,000,000

A-1

* Indicates an executive officer of MEI.

(1) MEI Shareholder must submit fully executed Letter of Transmittal, with attachments, to Exchange Agent to be eligible to receive Merger Shares.

A-2

Exhibit B

Form Letter of Transmittal

LETTER OF TRANSMITTAL
TO ACCOMPANY CERTIFICATES FORMERLY REPRESENTING
SHARES OF COMMON STOCK OF
MARGRIT ENTERPRISES INTERNATIONAL, INC.

By Mail, Overnight Mail or Hand Delivery to:

Margrit Enterprises International, Inc.
13152 Raymer Street, Suite 1A
North Hollywood, CA 91605
Attn: Margrit Eyraud, Chief Executive Officer

                  If you require additional information, please call Margrit Eyraud at (818) 503-5204.

NOTE SIGNATURES MUST BE PROVIDED BELOW
PLEASE READ CAREFULLY THE ACCOMPANYING INSTRUCTIONS.

BY SUBMITTING THIS FULLY EXECUTED LETTER OF TRANSMITTAL TO THE ABOVE ADDRESS YOU ARE ENTITLED TO TEN (10) SHARES OF MARANI BRANDS, INC. COMMON STOCK FOR EACH SHARE OF COMMON STOCK OF MARGRIT ENTERPRISES INTERNATIONAL, INC. THAT YOU OWN AND LIST IN BOX A. THE SHARES OF MARANI BRANDS, INC. YOU WILL RECEIVE ARE SUBJECT TO A TWO YEAR LOCK-UP PURSUANT TO THE TERMS OF LOCK-UP ATTACHED HERETO AS EXHIBIT A.

                  This Letter of Transmittal form should be promptly (i) completed and signed both in Boxes B and D and (ii) mailed or delivered to the above-listed address.

BOX A
CERTIFICATE ENCLOSED

Name and Address of Registered Holder(s) as Shown on the Stock Certificates	Number of Shares	Class of Shares
Common
Common
Common
(Attach additional schedule if necessary)	Total Common Shares

Ladies and Gentlemen:

                 Pursuant to an Agreement and Plan of Merger, dated as of April 4, 2008 ("Merger Agreement"), by and among Margrit Enterprises International, Inc. ("MEI"), Marani Brands, Inc. ("Marani"), and FFBI Merger Sub Corp. ("Merger Sub"), and in compliance with the instructions set forth in this Letter of Transmittal, the undersigned, by signing this Letter of Transmittal, hereby authorizes MEI and The Lebrecht Group, APLC (the "Exchange Agent") to cancel all certificate(s) representing all of the undersigned's shares of MEI (the "Shares") listed in Box A in exchange for shares of Marani common stock.

                 The undersigned hereby represents and warrants that:

(i)	the undersigned was the legal and beneficial owner and the registered holder of the Shares at the close of business on April 7, 2008, with good title to the Shares and full power and authority to sell, assign, transfer and surrender the Shares represented by the enclosed certificate(s), free and clear of any liens, claims, charges or encumbrances whatsoever.
(ii)	the undersigned is aware that it is the intention of Marani and MEI that the issuance of the Marani Shares to the undersigned will be exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulation promulgated thereunder, and (ii) that the Marani Shares will be "restricted securities" (as such term is defined in Rule 144, as amended ("Rule 144"), will include the customary restrictive legend, and that the Marani Shares cannot be sold for a period of at least six months from the date of issuance unless registered with the Securities and Exchange Commission and qualified by appropriate state securities regulators, or unless the undersigned obtains written consent from Marani and otherwise comply with an exemption from such registration and qualification (including, without limitation, compliance with Rule 144).
(iii)	the undersigned qualifies as an "accredited investor" under Regulation D of the Securities Act of 1933, as amended (the "1933 Act").
(iv)	the undersigned is aware that the Marani Shares are subject to the lock-up provisions attached hereto as Exhibit A, and the Marani Shares will have an additional restrictive legend on the stock certificates stating that the shares are subject to the lock-up provisions attached as Exhibit B and the shares cannot be sold or transferred by the holder(s) of those shares within two years after the Closing, as defined in the Merger Agreement. By signing this Letter of Transmittal the undersigned consents to the lock-up provisions attached hereto as Exhibit A, and represents and warrants they have full authority to enter into such lock-up provisions.

                 The undersigned is aware that MEI is currently in possession of the undersigned's stock certificate representing their MEI shares and authorizes MEI to submit the shares to the Exchange Agent for cancellation and the issuance of the Marani Shares. The undersigned will, upon request, execute any additional documents necessary or desirable to complete the surrender and exchange of the Shares. The undersigned hereby irrevocably appoints the Exchange Agent, as agent of the undersigned, to effect the exchange. All authority conferred or agreed to be conferred in this Letter of Transmittal will be binding on the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and will not be affected by, and will survive, the death or incapacity of the undersigned.

                 It is understood and agreed that the undersigned will not receive any Marani Shares until the certificate(s) representing the Shares owned by the undersigned are received by the Exchange Agent, together with any other documents the Exchange Agent may require and until the certificate(s) and other documents are processed for exchange by the Exchange Agent.

                 All holders of MEI common stock must complete Boxes A, B, and D.

HOLDER CERTIFICATION

                 The undersigned in Box B hereby represents and warrants that the undersigned has full power and authority to deliver for surrender and cancellation the above-described MEI shares and that the rights represented by the certificate(s) are free and clear of all liens, restrictions, charges and encumbrances and are not subject to any adverse claim. The undersigned will, upon request, execute any additional documents necessary or desirable to complete the exchange of the MEI shares. All authority herein conferred shall survive the death or incapacity of the undersigned and all obligations of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Delivery of the certificate(s) for cancellation and exchange is irrevocable.

BOX B
SIGN HERE
(To be completed by all person(s)
surrendering certificates)

(Signature(s) of holder(s))

Dated:

Names(s):

Address:

[___] Check box if change of address

Phone:

Must be signed- by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or by person(s) authorized to become registered holder(s) by documents transmitted herewith. If signature is by trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or In any other fiduciary or representative capacity, please set forth full title. (See instruction 4).

Title:
(Other than signature(s), please print or type)

BOX C
SIGNATURE GUARANTEE
(See Instructions 1 and 4, below)

Complete ONLY if required by Instructions 1 and 4, below.

                   The undersigned hereby guarantees the signature(s) which appear(s) in the opposite signature box.

(Name of firm issuing guarantee)

(Signature of officer)

(Title of officer signing guarantee)

(Address of guaranteeing firm)

(Date)

(Other than signature, please print or type)

ISSUANCE AND MAILING INSTRUCTIONS

                 The undersigned understands that the Marani Shares to be issued with respect to the shares of MEI common stock of the undersigned will be issued in the same name(s) as the current MEI shares and will be mailed to the address of the registered holder(s) indicated above.

INSTRUCTIONS

                 You will not receive the Marani Shares in exchange for your certificate(s) of MEI common stock until the certificate(s) owned by you are received by the Exchange Agent at the address set forth above (MEI will mail your stock certificate after receipt of this fully executed Letter of Transmittal), together with any other documents the Exchange Agent may require, and until the certificate(s) and other documents are processed for exchange by the Exchange Agent. No interest will accrue on any amounts due in cash.

1.	GUARANTEE OF SIGNATURES.

                 No signature guarantee is required on this Letter of Transmittal (i) if you have signed this Letter of Transmittal and are the registered holder of the Shares, or (ii) if the Shares are to be surrendered for the account of a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States or by any other "Eligible Guarantor Institution" as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, each of which we refer to as an Eligible Institution. In all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution.

                 Eligible Institutions include: (i) a bank, as that term is defined in Section 3(a) of the Federal Deposit Insurance Act; (ii) a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker, as those terms are defined under the Securities Exchange Act of 1934; (iii) a credit union, as that term is defined in Section 19(b)(1)(A) of the Federal Reserve Act; (iv) a national securities exchange, registered securities association, or clearing agency, as those terms are used under the Securities Exchange Act of 1934; or (v) a savings association; as that term is defined in Section 3(b) of the Federal Deposit Insurance Act. Notaries public cannot execute an acceptable guarantee of signature.

2.	DELIVERY OF LETTER OF TRANSMITTAL AND CERTIFICATES.

                 You should deliver this Letter of Transmittal, properly completed and duly executed, to MEI at the address set forth in this Letter of Transmittal.

                 THE METHOD OF DELIVERY OF YOUR LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS YOUR CHOICE AND IS AT YOUR RISK. IF YOU SEND THE DOCUMENTS BY MAIL WE RECOMMEND THAT YOU SEND THEM BY REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED.

                 Marani will determine all questions as to the validity, form and eligibility of your surrender of certificate(s) under this Letter of Transmittal. Marani may delegate the power to make these determinations in whole or in part to the Exchange Agent. Determinations by Marani and/or the Exchange Agent will be final and binding. Marani reserves the right to waive any irregularities or defects In the surrender of any documents. A surrender will not be deemed to have been made until all irregularities have been cured or waived.

3.	INADEQUATE SPACE.

                 If the space provided on this Letter of Transmittal is inadequate, your certificate numbers and the numbers of Shares that they represent should be listed on a separate schedule and attached to this Letter of Transmittal.

4.	SIGNATURES ON LETTER OF TRANSMITTAL, STOCK POWERS AND ENDORSEMENTS.

                 If this Letter of Transmittal is signed by the registered holder of the certificate(s) surrendered with this Letter of Transmittal, the signature of the registered holder must correspond exactly with the name written on the face of the certificate(s) without alteration, enlargement or any change whatsoever.

                 If the MEI shares are owned of record by two or more joint owners, all of the owners must sign this Letter of Transmittal.

                 If any Shares that are surrendered are registered in different names on several certificates, you will need to complete, sign and submit as many separate letters of transmittal as there are different registrations of certificates.

                 When this Letter of Transmittal is signed by the registered owner(s) of the certificate(s) listed on this Letter of Transmittal, no endorsements of certificates or separate stock powers are required.

                 If this Letter of Transmittal is signed by a person other than the registered owner(s) of the certificate(s) listed or if the check is to be issued in the name of anyone other than the registered owner(s) or mailed to person(s) other than the person(s) signing this Letter of Transmittal, the certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed by the registered owner or owners or a person with full authority to sign on behalf of the registered owner. Signatures on these certificates or stock powers must be guaranteed by an Eligible Institution. See Instruction 1, above. If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, agent, attorney-in-fact, officer of a corporation or others acting in a fiduciary or representative capacity, that person should indicate his/her capacity when signing, and evidence satisfactory to the Exchange Agent of his/her authority to act in that capacity must be submitted. The Exchange Agent will not exchange any Shares until you have complied with all instructions of this Letter of Transmittal.

5.	STOCK TRANSFER TAXES.

                 In the event that any transfer or other taxes become payable by reason of the issuance of the Marani Shares the transferee or assignee must pay that tax to Marani or must establish to the satisfaction of Marani that the tax has been paid.

6.	INFORMATION AND ADDITIONAL COPIES.

                 If you need help or additional copies of this Letter of Transmittal, you can call Margrit Eyraud at (818) 503-5204.

Exhibit A

Terms of Lock-Up of Shares

Terms of Lock-Up

                 1.            Lock-Up by the Shareholder. As consideration for Marani Brands, Inc., entering into that certain Agreement and Plan of Merger by and between Marani Brands, Inc., FFBI Merger Sub Corp., and Margrit Enterprises, Inc., dated April 4, 2008 (the "Merger Agreement"), the signatory of the attached Letter of Transmittal (the "Shareholder") hereby agrees that during the two years following the Closing Date, as defined in the Merger Agreement (the "Lock-Up Period") the Shareholder will not make, offer to make, agree to make, or suffer any Disposition (as defined below) of the Marani Shares, as defined in the Letter of Transmittal, or any interest therein, unless agreed to by Marani. The restrictions contained in this Section 1 shall not apply to (a) a Disposition under any of the Shareholder's wills or pursuant to the laws of descent and distribution, or (b) a gift by a Shareholder to an immediate family member (i.e. a spouse, child, parent, grandparent or sibling) or a family trust for the benefit of immediate family member(s), so long as, in each case, the transferee(s) deliver to the other Parties an executed written instrument in form and substance satisfactory to Marani agreeing to be bound by the terms of this Agreement as if such transferee(s) were a signatory to this Agreement as the Shareholder. For the purposes of this Agreement, "Disposition" shall mean any sale, exchange, assignment, gift, pledge, mortgage, hypothecation, transfer or other disposition or encumbrance of all or any part of the rights and incidents of ownership of Marani's stock, including the right to vote, and the right to possession of Marani stock as collateral for indebtedness, whether such transfer is outright or conditional, or for or without consideration.

                 2.            Restriction On Voting Trusts and Non-Interference. The Shareholder agrees that, during the Lock-Up Period, the Shareholder will not (i) deposit the Marani Shares into a voting trust or enter into a voting agreement with respect to such Marani Shares; or (ii) take any action that would make any representation or warranty of the Shareholder untrue or incorrect or would result in a breach by the Shareholder of his/her obligations under this Letter of Transmittal. The Shareholder further agrees not to enter into any agreement or understanding with any other person or entity, the effect of which would be inconsistent with or violative of any provision contained in the Merger Agreement.

                 3.            Certain Events. The Shareholder agrees that the obligations hereunder shall attach to his/her Marani Shares and shall be binding upon any other person or entity to which legal or beneficial ownership of such Marani Shares shall pass, whether by operation of law or otherwise, including, without limitation, the Shareholder's heirs, guardians, administrators or successors. Notwithstanding any such transfer of Marani Shares, the transferor shall remain liable for the performance of all obligations under these Terms of Lock-up of the transferor.

                 4.            Restrictive Legend. The stock certificates evidencing the Shareholder's Marani Shares will contain the following restrictive legend in addition to any other restrictive legends
:
SALE, TRANSFER OR HYPOTHECATION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY CERTAIN TERMS OF LOCK-UP AGREED TO BY THE SHAREHOLDER, A COPY OF WHICH MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE CORPORATION AND ALL THE PROVISIONS OF WHICH ARE INCORPORATED BY REFERENCE IN THIS CERTIFICATE.

Exhibit C

Purrell Warrant

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER SECURITIES LAWS, HAVE BEEN TAKEN FOR INVESTMENT, AND MAY NOT BE SOLD OR TRANSFERRED OR OFFERED FOR SALE OR TRANSFER UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS WITH RESPECT TO SUCH SECURITIES IS THEN IN EFFECT, OR IN THE OPINION OF COUNSEL (WHICH OPINION IS REASONABLY SATISFACTORY TO THE ISSUER OF THESE SECURITIES), SUCH REGISTRATION UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS IS NOT REQUIRED.

Date: April 7, 2008	Warrant to Purchase ***10,000,000*** Shares

MARANI BRANDS, INC.

(Incorporated under the laws of the State of Nevada)

REPRESENTATIVE'S WARRANT FOR THE PURCHASE OF SHARES OF

COMMON STOCK
Warrant Price:
$0.10 per share, subject to adjustment as provided below.

                 THIS IS TO CERTIFY that, for value received, Purrell Partners, LLC and its assigns (collectively, the "Holder"), is entitled to purchase, subject to the terms and conditions hereinafter set forth, up to 10,000,000 shares of the common stock, par value $0.001 per share ("Common Stock"), of MARANI BRANDS, INC., a Nevada corporation (the "Company"), and to receive certificate(s) for the Common Stock so purchased.

                 1.            Exercise Period and Vesting. The exercise period is the period beginning on the date of this Warrant (the "Issuance Date") and ending at 5:00 p.m., Pacific Standard Time, on April 7, 2013 (the "Exercise Period"). This Warrant is vested in full as of the Issuance Date and is immediately exercisable by Holder. This Warrant will terminate automatically and immediately upon the expiration of the Exercise Period.

                 Notwithstanding the foregoing, in no event shall Holder be entitled to exercise any portion of the Warrant to the extent that, after such exercise, the sum of (1) the number of shares of Common Stock beneficially owned by the Holder, and (2) the number of shares of Common Stock issuable upon the full or partial exercise of the Warrant with respect to which the determination of this sentence is being made, would result in beneficial ownership by Holder of more than 4.99% of the outstanding shares of Common Stock (after taking into account the shares to be issued to Holder upon such exercise). For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") "), and Rule 13d-3 promulgated thereunder. This provision shall not apply to unless and until the Company is subject to the reporting requirements of the 1934 Act.

                 2.            Exercise of Warrant; Cashless Exercise. This Warrant may be exercised, in whole or in part, at any time and from time to time during the Exercise Period. Such exercise shall be accomplished by tender to the Company of the purchase price set forth above as the warrant price ($0.10 per share) (the "Warrant Price"), either (a) in cash, by wire transfer or by certified check or bank cashier's check, payable to the order of the Company, or (b) by surrendering such number of shares of Common Stock received upon exercise of this Warrant with a current market price equal to the Warrant Price (a "Cashless Exercise"), together with presentation and surrender to the Company of this Warrant. Upon receipt of the foregoing, the Company will deliver to the Holder, as promptly as possible, a certificate or certificates representing the shares of Common Stock so purchased, registered in the name of the Holder or its transferee (as permitted under Section 3 below). With respect to any exercise of this Warrant, the Holder will for all purposes be deemed to have become the holder of record of the number of shares of Common Stock purchased hereunder on the date this Warrant or a copy hereof and payment of the Warrant Price is received by the Company (the "Exercise Date"), irrespective of the date of delivery of the certificate evidencing such shares, except that, if the date of such receipt is a date on which the stock transfer books of the Company are closed, such person will be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open. Fractional shares of Common Stock will not be issued upon the exercise of this Warrant. In lieu of any fractional shares that would have been issued but for the immediately preceding sentence, the Holder will be entitled to receive cash equal to the current market price of such fraction of a share of Common Stock on the trading day immediately preceding the Exercise Date. In the event this Warrant is exercised in part, the Company shall issue a new Warrant to the Holder covering the aggregate number of shares of Common Stock as to which this Warrant remains exercisable for.

                 If the Holder elects to conduct a Cashless Exercise, the Company shall cause to be delivered to the Holder a certificate or certificates representing the number of shares of Common Stock computed using the following formula:

X = Y (A-B)
A

                 Where:

X	=	the number of shares of Common Stock to be issued to Holder;

Y	=	the portion of the Warrant (in number of shares of Common Stock) being exercised by Holder (at the date of such calculation);

A	=	the fair market value of one share of Common Stock on the Exercise Date (as calculated below); and

B	=	Warrant Price (as adjusted to the date of such calculation).

                 For purposes of the foregoing calculation, "fair market value of one share of Common Stock on the Exercise Date" shall mean: (i) if the principal trading market for such securities is a national or regional securities exchange, the closing price on such exchange for the day immediately prior to such Exercise Date; (ii) if sales prices for shares of Common Stock are reported by the The NASDAQ Stock Market (or a similar system then in use), the last reported sales price for the day immediately prior to such Exercise Date; or (iii) if neither (i) nor (ii) above are applicable, and if bid and ask prices for shares of Common Stock are reported in the over-the-counter market by Nasdaq (or, if not so reported, by the National Quotation Bureau), the average of the high bid and low ask prices so reported for the ten (10) trading days immediately prior to such Exercise Date. Notwithstanding (i), (ii), and (iii) above, if there is no reported closing price, last reported sales price, or bid and ask prices, as the case may be, for the period in question, then the current market price shall be determined as of the latest ten (10) day period prior to such day for which such closing price, last reported sales price, or bid and ask prices, as the case may be, are available, unless such securities have not been traded on an exchange or in the over-the-counter market for ten (10) or more days immediately prior to the day in question, in which case the current market price shall be determined in good faith by, and reflected in a formal resolution of, the Board of Directors of the Company. The Company acknowledges and agrees that this Warrant was issued on the Issuance Date.

                 3.            Transferability and Exchange.

                                (a)            This Warrant, and the Common Stock issuable upon the exercise hereof, may not be sold, transferred, pledged or hypothecated unless the Company shall have been provided with an opinion of counsel reasonably satisfactory to the Company in form, scope and substance reasonably satisfactory to the Company, or other evidence reasonably satisfactory to it, that such transfer is not in violation of the Securities Act, and any applicable state securities laws. Subject to the satisfaction of the aforesaid condition, this Warrant and the underlying shares of Common Stock shall be transferable from time to time by the Holder upon written notice to the Company. If this Warrant is transferred, in whole or in part, the Company may, upon surrender of this Warrant to the Company, deliver to each transferee a Warrant evidencing the rights of such transferee to purchase the number of shares of Common Stock that such transferee is entitled to purchase pursuant to such transfer. The Company may place a legend similar to the legend at the top of this Warrant on any replacement Warrant and on each certificate representing shares of common stock issuable upon exercise of this Warrant or any replacement Warrants. Only a registered Holder may enforce the provisions of this Warrant against the Company. A transferee of the original registered Holder becomes a registered Holder only upon delivery to the Company of the original Warrant and an original Assignment, substantially in the form set forth in Exhibit B attached hereto.

                                (b)            This Warrant is exchangeable upon its surrender by the Holder to the Company for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of shares as may be designated by the Holder at the time of such surrender.

                 4.            Adjustments to Warrant Price and Number of Shares Subject to Warrant. The Warrant Price and the number of shares of Common Stock purchasable upon the exercise of this Warrant are subject to adjustment from time to time upon the occurrence of any of the events specified in this Section 4. For the purpose of this Section 4, "Common Stock" means shares now or hereafter authorized of any class of common stock of the Company and any other stock of the Company, however designated, that has the right to participate in any distribution of the assets or earnings of the Company without limit as to per share amount (excluding, and subject to any prior rights of, any class or series of preferred stock).

                                (a)            In case the Company shall (i) pay a dividend or make a distribution in shares of Common Stock or other securities, which are convertible or exchangeable into shares of common stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Stock other securities, which are convertible or exchangeable into shares of common stock of the Company, then the Warrant Price in effect at the time of the record date for such dividend or on the effective date of such subdivision, combination or reclassification, and/or the number and kind of securities issuable on such date, shall be proportionately adjusted so that the Holder of any Warrant thereafter exercised shall be entitled to receive the aggregate number and kind of shares of Common Stock (or such other securities other than Common Stock) of the Company, at the same aggregate Warrant Price, that, if such Warrant had been exercised immediately prior to such date, the Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

                                (b)            For the purpose of any computation under any subsection of this Section 4, the "current market price" per share of Common Stock on any date shall be the per share price of the Common Stock on the trading day immediately prior to the event requiring an adjustment hereunder and shall be: : (i) if the principal trading market for such securities is a national or regional securities exchange, the closing price on such exchange for the day immediately prior to such Exercise Date; (ii) if sales prices for shares of Common Stock are reported by the The NASDAQ Stock Market (or a similar system then in use), the last reported sales price for the day immediately prior to such Exercise Date; or (iii) if neither (i) nor (ii) above are applicable, and if bid and ask prices for shares of Common Stock are reported in the over-the-counter market by Nasdaq (or, if not so reported, by the National Quotation Bureau), the average of the high bid and low ask prices so reported for the ten (10) trading days immediately prior to such Exercise Date. Notwithstanding (i), (ii), and (iii) above, if there is no reported closing price, last reported sales price, or bid and ask prices, as the case may be, for the period in question, then the current market price shall be determined as of the latest ten (10) day period prior to such day for which such closing price, last reported sales price, or bid and ask prices, as the case may be, are available, unless such securities have not been traded on an exchange or in the over-the-counter market for ten (10) or more days immediately prior to the day in question, in which case the current market price shall be determined in good faith by, and reflected in a formal resolution of, the Board of Directors of the Company.

                                (c)            Notwithstanding any provision herein to the contrary, no adjustment in the Warrant Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Warrant Price; provided, however, that any adjustments which by reason of this subsection (d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4 shall be made to the nearest cent or the nearest one-hundredth of a share, as the case may be.

                                (d)            In the event that at any time, as a result of an adjustment made pursuant to subsection (a) above, the Holder of any Warrant thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in this Section 4, and the other provisions of this Warrant shall apply on like terms to any such other shares.

                                (e)            If the Company merges or consolidates into or with another corporation or entity, or if another corporation or entity merges into or with the Company (excluding such a merger in which the Company is the surviving or continuing corporation and which does not result in any reclassification, conversion, exchange, or cancellation of the outstanding shares of Common Stock), then, as a condition to such consolidation or merger (a "Transaction"), lawful and adequate provision shall be made whereby the Holder shall have the right from and after the Transaction to receive, upon exercise of this Warrant and upon the terms and conditions specified herein and in lieu of the shares of the Common Stock that would have been issuable if this Warrant had been exercised immediately before the Transaction, such shares of stock, securities, or assets as the Holder would have owned immediately after the Transaction if the Holder had exercised this Warrant immediately before the effective date of the Transaction.

                 5.            Reservation of Shares. The Company agrees at all times to reserve and hold available out of its authorized but unissued shares of Common Stock the number of shares of Common Stock issuable upon the full exercise of this Warrant. The Company further covenants and agrees that all shares of Common Stock that may be delivered upon the exercise of this Warrant will, upon delivery, be fully paid and nonassessable and free from all taxes, liens and charges with respect to the purchase thereof hereunder.

                 6.            Notices to Holder. Upon any adjustment of the Warrant Price (or number of shares of Common Stock purchasable upon the exercise of this Warrant) pursuant to Section 4, the Company shall promptly thereafter cause to be given to the Holder written notice of such adjustment. Such notice shall include the Warrant Price (and/or the number of shares of Common Stock purchasable upon the exercise of this Warrant) after such adjustment, and shall set forth in reasonable detail the Company's method of calculation and the facts upon which such calculations were based. Where appropriate, such notice shall be given in advance and included as a part of any notice required to be given under the other provisions of this Section 6.

                 In the event of (a) any fixing by the Company of a record date with respect to the holders of any class of securities of the Company for the purpose of determining which of such holders are entitled to dividends or other distributions, or any rights to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right, (b) any capital reorganization of the Company, or reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets or business of the Company to, or consolidation or merger of the Company with or into, any other entity or person, or (c) any voluntary or involuntary dissolution or winding up of the Company, then and in each such event the Company will give the Holder a written notice specifying, as the case may be (i) the record date for the purpose of such dividend, distribution, or right, and stating the amount and character of such dividend, distribution, or right; or (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, conveyance, dissolution, liquidation, or winding up is to take place and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such capital stock or securities receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock securities) for securities or other property deliverable upon such event. Any such notice shall be given at least 10 days prior to the earliest date therein specified.

                 7.            No Rights as a Stockholder. This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company, nor to any other rights whatsoever except the rights herein set forth.

                 8.            Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company, the Holder and their respective successors and permitted assigns.

                 9.            Notices. The Company agrees to maintain a ledger of the ownership of this Warrant (the "Ledger"). Any notice hereunder shall be given by registered or certified mail if to the Company, at its principal executive office and, if to the Holder, to its address shown in the Ledger of the Company; provided, however, that the Holder may at any time on three (3) days written notice to the Company designate or substitute another address where notice is to be given. Notice shall be deemed given and received after a certified or registered letter, properly addressed with postage prepaid, is deposited in the U.S. mail.

                 10.          Severability. Every provision of this Warrant is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the remainder of this Warrant.

                 11.          Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California without giving effect to the principles of choice of laws thereof.

                 12.          Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Warrant, the prevailing party shall be entitled to recover reasonable attorneys' fees and disbursements in addition to its costs and expenses and any other available remedy.

                 13.          Entire Agreement. This Warrant (including the Exhibits attached hereto) constitutes the entire understanding and agreement between the Company and the Holder with respect to the subject matter hereof, and supersedes all prior negotiations, discussions, agreements and understandings relating to such subject matter.

                 IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the date first set forth above.

MARANI BRANDS, INC. By: _______________________________ Name: Margrit Eyraud Title: President

Exhibit A

SUBSCRIPTION FORM

(To be Executed by the Holder to Exercise the Rights To Purchase Common Stock Evidenced by the Within Warrant)

                 The undersigned hereby irrevocably subscribes for _______ shares of the Common Stock (the "Stock") of Marani Brands, Inc., a Nevada corporation (the "Company"); pursuant to and in accordance with the terms and conditions of the attached Warrant (the "Warrant"), and hereby makes payment of $_______ therefor by [tendering cash, wire transferring or delivering a certified check or bank cashier's check, payable to the order of the Company] [surrendering _______ shares of Common Stock received upon exercise of the Warrant, which shares have a current market price equal to such payment as required in Section 2 of the Warrant]. The undersigned requests that a certificate for the Stock be issued in the name of the undersigned and be delivered to the undersigned at the address stated below. If the Stock is not all of the shares purchasable pursuant to the Warrant, the undersigned requests that a new Warrant of like tenor for the balance of the remaining shares purchasable thereunder be delivered to the undersigned at the address stated below.

                 In connection with the issuance of the Stock, I hereby represent to the Company that I am acquiring the Stock for my own account for investment and not with a view to, or for resale in connection with, a distribution of the shares within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

                 I understand that because the Stock has not been registered under the Securities Act, I must hold such Stock indefinitely unless the Stock is subsequently registered and qualified under the Securities Act or is exempt from such registration and qualification. I shall make no transfer or disposition of the Stock unless (a) such transfer or disposition can be made without registration under the Securities Act by reason of a specific exemption from such registration and such qualification, or (b) a registration statement has been filed pursuant to the Securities Act and has been declared effective with respect to such disposition. I agree that each certificate representing the Stock delivered to me shall bear substantially the same as set forth on the front page of the Warrant.

                 I agree that each certificate representing the Stock delivered to me shall bear substantially the same legend as set forth on the front page of the Warrant, unless it is legally permissible to issue the certificate without legend because either it was registered or pursuant to Rule 144.

Date: _______________________________	Signed: _______________________________ Address: ______________________________ _____________________________________

Exhibit B

ASSIGNMENT

(To be Executed by the Holder to Effect Transfer of the Attached Warrant)

For Value Received __________________________ hereby sells, assigns and transfers to _________________________ the Warrant attached hereto and the rights represented thereby to purchase _________ shares of Common Stock in accordance with the terms and conditions hereof, and does hereby irrevocably constitute and appoint _________________________ as attorney to transfer such Warrant on the books of the Company with full power of substitution.

Date: _______________________________	Signed: _______________________________

Please print or typewrite name and address of assignee: _______________________________ _______________________________ _______________________________	Please insert Social Security or other Tax Identification Number of Assignee: _____________________________________

Exhibit D

Form of Officer's Lock-Up Agreement

LOCK-UP AGREEMENT

                 THIS LOCK-UP AGREEMENT (this "Agreement") is made and entered into as of this 7th day of April, 2008 ("Effective Date") by and among Marani Brands, Inc. (f/k/a Fit For Business International, Inc.), a Nevada corporation ("MBI"), and _______________ (the "Shareholder"). MBI and the Shareholder shall be referred to as a "Party" and collectively as the "Parties."

RECITALS

                 WHEREAS, MBI and its wholly-owned subsidiary, FFBI Merger Sub Corp., a California corporation, are in the process of completing a merger transaction (the "Transaction"), with Margrit Enterprises International, Inc., a California corporation ("Margrit"), which is the subject of that certain Agreement and Plan of Merger dated April 4, 2008 (the "Merger Agreement");

                 WHEREAS, under the Merger Agreement the Shareholder will acquire __________________ shares of MBI's common stock (the "Shares") and MBI has requested that the Shareholder agree to certain limitations on the resale and/or transfer of the Shares as consideration for entering into the Transaction;

                 NOW, THEREFORE, in reliance on the foregoing recitals and in consideration of and for the mutual covenants contained herein, the Parties hereto agree as follows:

AGREEMENT

                 1.            Lock-Up by the Shareholder. As consideration for MBI entering into the Transaction and the Merger Agreement, the Shareholder hereby agrees that during the two years following the Closing Date, as defined in the Merger Agreement (the "Lock-Up Period") she will not make, offer to make, agree to make, or suffer any Disposition (as defined below) of the Shares or any interest therein, unless agreed to in writing by all Parties. The restrictions contained in this Section 1 shall not apply to (a) a Disposition under any of the Shareholder's wills or pursuant to the laws of descent and distribution, or (b) a gift by the Shareholder to an immediate family member (i.e. a spouse, child, parent, grandparent or sibling) or a family trust for the benefit of immediate family member(s), so long as, in each case, the transferee(s) deliver to the other Parties an executed written instrument in form and substance satisfactory to MBI agreeing to be bound by the terms of this Agreement as if such transferee(s) were a signatory to this Agreement as the Shareholder. For the purposes of this Agreement, "Disposition" shall mean any sale, exchange, assignment, gift, pledge, mortgage, hypothecation, transfer or other disposition or encumbrance of all or any part of the rights and incidents of ownership of MBI's stock, including the right to vote, and the right to possession of the Shares as collateral for indebtedness, whether such transfer is outright or conditional, or for or without consideration.

                 2.            Restriction On Voting Trusts and Non-Interference. The Shareholder hereby agrees that, during the Lock-Up Period, the Shareholder will not (i) deposit their MBI shares into a voting trust or enter into a voting agreement with respect to such MBI shares; or (ii) take any action, directly or indirectly, that would make any representation or warranty of the Shareholder untrue or incorrect or would result in a breach by the Shareholder of her obligations under this Agreement. The Shareholder further agrees not to enter into any agreement or understanding with any other person or entity, the effect of which would be inconsistent with or violative of any provision contained in this Agreement.

                 3.            Representations and Warranties of the Shareholder. The Shareholder hereby represents and warrants to the other Parties the following:

a. Ownership of Shares. The Shareholder is or will be the sole record and beneficial owner of the Shares. The Shareholder has sole voting power and sole power to issue instructions with respect to the matter set forth in this Agreement, sole power of disposition, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such the Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

               b.            Authorization. The Shareholder has the requisite legal capacity and competency, and the full legal right to execute and deliver this Agreement and perform her obligations hereunder. This Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a valid and binding agreement enforceable against the Shareholder in accordance with its terms except (i) as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights, and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

c. No Conflicts. Except for filings, authorizations, consents and approvals as may be required under the Securities Act and the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any state or federal governmental authority, or any other person or entity, is necessary for the execution of this Agreement by the Shareholder and the consummation by the Shareholder of the transactions contemplated hereby, and (ii) neither the execution and delivery of this Agreement by the Shareholder, the consummation by the Shareholder of the transactions contemplated hereby, or compliance by the Shareholder with any of the provisions hereof will (A) result in a violation or breach of, or constitute a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Shareholder is a party or by which the Shareholder or any of their properties or assets may be bound, or

(B) violate any order, writ, injunction, decree, judgment, statute, role or regulation applicable to the Shareholder or any of her properties or assets.

               d.            No Encumbrances. The Shareholder owns, or will own, the Shares free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, or any other encumbrances whatsoever, except for (i) any such matters arising hereunder and (ii) bona fide pledges of such shares as security for obligations owed to MBI; provided, however, in the event that MBI acquires any interest in all or any of the Shares, including, without limitation, legal or beneficial ownership thereof or any voting rights with respect thereto, whether through foreclosure or otherwise, MBI hereby agrees to be bound by the terms of this Agreement with respect to such shares as if it were the Shareholder.

e. Shareholders Capacity. The Shareholder who is, or becomes during the Lock-Up Period, a director of MBI, agrees that the terms of this Agreement are agreed to in her capacity as a stockholder of MBI and not as a director.

                 4.            Representations and Warranties of MBI. MBI has full legal right, power and authority to enter into and perform all of its obligations under this Agreement. The execution and delivery of this Agreement by MBI has been authorized by all necessary corporate action on the part of MBI and will not violate any other agreement to which MBI is a party. This Agreement has been duly executed and delivered by MBI and constitutes a legal, valid and binding agreement of MBI, enforceable in accordance with its terms, except as the enforcement thereof may be limited in bankruptcy, insolvency, reorganization, moratorium or similar laws.

                 5.            Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the Parties, all of which are merged herein.

                 6.            Certain Events. The Shareholders agree that this Agreement and the obligations hereunder shall attach to the Shares and shall be binding upon any other person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, the Shareholder's heirs, guardians, administrators or successors, subject to the terms and provisions hereof. Notwithstanding any such transfer of the Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

                 7.            Assignments; Rights of Assignees; Third Party Beneficiaries. This Agreement shall not be assignable by any Shareholder without the prior written consent of the other Parties. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns. Nothing expressed in this Agreement is intended or shall be construed to give any person or entity other than the

Parties or their respective heirs, executors, administrators, legal representatives, successors or permitted assigns, any legal or equitable right, remedy or claim under this Agreement or any provision contained herein.

                 8.            Specific Performance. The Parties acknowledge that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining the amount of damage that will be suffered by the non-breaching Party or Parties in the event this Agreement is breached. Therefore, each Party agrees that the non-breaching Party or Parties may obtain specific performance of this Agreement without the necessity of establishing irreparable harm or posting any bond, and will be in addition to any other remedy to which such Party may be entitled at law or in equity.

                 9.            Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the Party to be bound thereby. The waiver by a Party of any breach hereof for default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

                 10.          Attorneys' Fees. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party shall be the party entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment. A party not entitled to recover its costs shall not be entitled to recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining if a party is entitled to recover costs or attorneys' fees.

                 11.          Section Headings. Headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, or extend the scope or intent of this Agreement or any provisions hereof.

                 12.          Governing Law and Venue. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of California, without regard to its choice of law principles, applicable to a contract executed and to be performed in the State of California. Each Party hereto (i) agrees to submit to personal jurisdiction and to waive any objection as to venue in the state or federal courts located in Los Angeles County, California, (ii) agrees that any action or proceeding shall be brought exclusively in such courts, unless subject matter jurisdiction or personal jurisdiction cannot be obtained, and (iii) agrees that service of process on any party in any such action shall be effective if made by registered or certified mail addressed to such Party at the address specified herein, or to any other addresses as he, she or it may from time to time specify to the other Parties in writing for such purpose. The exclusive choice of forum set forth in this paragraph shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action under this Agreement to enforce such judgment in any appropriate jurisdiction.

                 13.          Independent Counsel and Rules of Construction. All Parties to this Agreement acknowledge and agree that they have been advised to, and have had the opportunity to, seek independent counsel and advice with respect to the terms of this Agreement. As such, this Agreement has been negotiated at arms length between persons sophisticated and knowledgeable in these types of matters. Additionally, any normal rules of construction that would require a court to resolve matters of ambiguities against the drafting party are hereby waived and shall not apply in interpreting this Agreement.

                 14.          Notices. All notices, requests and other communications to any party hereunder shall be in writing and will be deemed to have been duly given only if delivered personally or by facsimile or by overnight mail (charges pre-paid or billed to account of the sender) to the Parties at their addresses and/or facsimile number listed on the Merger Agreement.

                 15.          Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument.

[remainder of page intentionally left blank; signature page to follow]

                 IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

"MBI"

Marani Brands, Inc., a Nevada corporation

_____________________________________
By: Ara Zartarian
Its: Chief Operating Officer and Secretary

"Shareholders"

_____________________________________
By: Margrit Eyraud,
Its: 35,333,330 shares (post-split)

Exhibit E

Form of Purrell Lock-Up Agreement

LOCK-UP AGREEMENT

                 THIS LOCK-UP AGREEMENT (this "Agreement") is made and entered into as of this 7th day of April, 2008 ("Effective Date") by and among Marani Brands, Inc. (f/k/a Fit For Business International, Inc.), a Nevada corporation ("MBI"), and Purrell Partners, LLC (the "Shareholder"). MBI and the Shareholder shall be referred to as a "Party" and collectively as the "Parties."
RECITALS

                 WHEREAS, MBI and its wholly-owned subsidiary, FFBI Merger Sub Corp., a California corporation, are in the process of completing a merger transaction (the "Transaction"), with Margrit Enterprises International, Inc., a California corporation ("Margrit"), which is the subject of that certain Agreement and Plan of Merger dated April 4, 2008 (the "Merger Agreement");

                 WHEREAS, under the Merger Agreement the Shareholder will acquire 42,594,616 shares of MBI's common stock (the "Shares") and MBI has requested that the Shareholder agree to certain limitations on the resale and/or transfer of the Shares as consideration for entering into the Transaction;

                 NOW, THEREFORE, in reliance on the foregoing recitals and in consideration of and for the mutual covenants contained herein, the Parties hereto agree as follows:

AGREEMENT

                 1.            Lock-Up by the Shareholder. As consideration for MBI entering into the Transaction and the Merger Agreement, the Shareholder hereby agrees that as to 25,598,208 of the Shares, for two years following the Closing Date, as defined in the Merger Agreement (the "Lock-Up Period"), the Shareholder will not make, offer to make, agree to make, or suffer any Disposition (as defined below) of the Shares or any interest therein, unless agreed to in writing by all Parties. Notwithstanding the above, of the 25,598,208 Shares subject to the Lock-Up Period, 4,266,368 of those Shares shall be free from the lock-up restrictions detailed herein after twelve months of the Lock-Up Period have passed. The restrictions contained in this Section 1 shall not apply to (a) a Disposition under any of the Shareholder's wills or pursuant to the laws of descent and distribution, (b) a gift by the Shareholder to an immediate family member (i.e. a spouse, child, parent, grandparent or sibling) or a family trust for the benefit of immediate family member(s), so long as, in each case, the transferee(s) deliver to the other Parties an executed written instrument agreeing to be bound by the terms of this Agreement as if such transferee(s) were a signatory to this Agreement as a Shareholder, or (c) a Disposition to an individual or entity that is a member of the Shareholder, so long as, in each case, the transferee(s) delivers to the other Parties an executed written instrument in form and substance satisfactory to MBI agreeing to be bound by the terms of this Agreement as if such transferee(s) were a signatory to this Agreement as a Shareholder. For the purposes of this Agreement, "Disposition" shall mean any sale, exchange, assignment, gift, pledge, mortgage, hypothecation, transfer or other disposition or encumbrance of all or any part of the rights and incidents of ownership of MBI's stock, including the right to vote, and the right to possession of the Shares as collateral for indebtedness, whether such transfer is outright or conditional, or for or without consideration.

                 2.            Restriction On Voting Trusts and Non-Interference. The Shareholder hereby agrees that, during the Lock-Up Period, the Shareholder will not (i) deposit the Shares into a voting trust or enter into a voting agreement with respect to such Shares; or (ii) take any action, directly or indirectly, that would make any representation or warranty of the Shareholder untrue or incorrect or would result in a breach by the Shareholder of its obligations under this Agreement. The Shareholder further agrees not to enter into any agreement or understanding with any other person or entity, the effect of which would be inconsistent with or violative of any provision contained in this Agreement.

                 3.            Representations and Warranties of the Shareholder. The Shareholder hereby represents and warrants to the other Parties the following:

a. Ownership of Shares. The Shareholder is or will be the sole record and beneficial owner of the Shares. The Shareholder has sole voting power and sole power to issue instructions with respect to the matter set forth in this Agreement, sole power of disposition, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

               b.            Authorization. The Shareholder has the requisite legal capacity and competency, and the full legal right to execute and deliver this Agreement and perform the Shareholder's obligations hereunder. This Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a valid and binding agreement enforceable against the Shareholder in accordance with its terms except (i) as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights, and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

c. No Conflicts. Except for filings, authorizations, consents and approvals as may be required under the Securities Act and the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any state or federal governmental authority, or any other person or entity, is necessary for the execution of this Agreement by the Shareholder and the consummation by the Shareholder of the transactions contemplated hereby, and (ii) neither the execution and delivery of this Agreement by the Shareholder, the consummation by the Shareholder of the transactions contemplated hereby, or compliance by the Shareholder with any of the provisions hereof will (A) result in a violation or breach of, or constitute a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which any Shareholder is a party or by which the Shareholder or any of its properties or assets may be bound, or (B) violate any order, writ, injunction, decree, judgment, statute, role or regulation applicable to the Shareholder or any of its properties or assets.

               d.            No Encumbrances. The Shareholder owns, or will own, the Shares stock free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, or any other encumbrances whatsoever, except for (i) any such matters arising hereunder and (ii) bona fide pledges of such shares as security for obligations owed to MBI; provided, however, in the event that MBI acquires any interest in all or any of the Shares, including, without limitation, legal or beneficial ownership thereof or any voting rights with respect thereto, whether through foreclosure or otherwise, MBI hereby agrees to be bound by the terms of this Agreement with respect to such shares as if it were a Shareholder.

e. Shareholder Capacity. The Shareholder who is, or becomes during the Lock-Up Period, a director of MBI, agrees that the terms of this Agreement are agreed to in his/her capacity as a stockholder of MBI and not as a director.

                 4.            Representations and Warranties of MBI. MBI has full legal right, power and authority to enter into and perform all of its obligations under this Agreement. The execution and delivery of this Agreement by MBI has been authorized by all necessary corporate action on the part of MBI and will not violate any other agreement to which MBI is a party. This Agreement has been duly executed and delivered by MBI and constitutes a legal, valid and binding agreement of MBI, enforceable in accordance with its terms, except as the enforcement thereof may be limited in bankruptcy, insolvency, reorganization, moratorium or similar laws.

                 5.            Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the Parties, all of which are merged herein.

                 6.            Certain Events. The Shareholder agrees that this Agreement and the obligations hereunder shall attach to the Shares and shall be binding upon any other person or entity to which legal or beneficial ownership of such The Shares shall pass, whether by operation of law or otherwise, including, without limitation, the Shareholder's heirs, guardians, administrators or successors subject to the terms and provisions hereof. Notwithstanding any such transfer of The Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

                 7.            Assignments; Rights of Assignees; Third Party Beneficiaries. This Agreement shall not be assignable by any Shareholder without the prior written consent of the other Parties. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns. Nothing expressed in this Agreement is intended or shall be construed to give any person or entity other than the Parties or their respective heirs, executors, administrators, legal representatives, successors or permitted assigns, any legal or equitable right, remedy or claim under this Agreement or any provision contained herein.

                 8.            Specific Performance. The Parties acknowledge that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining the amount of damage that will be suffered by the non-breaching Party or Parties in the event this Agreement is breached. Therefore, each Party agrees that the non-breaching Party or Parties may obtain specific performance of this Agreement without the necessity of establishing irreparable harm or posting any bond, and will be in addition to any other remedy to which such Party may be entitled at law, in equity, or otherwise.

                 9.            Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the Party to be bound thereby. The waiver by a Party of any breach hereof for default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

                 10.          Attorneys' Fees. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party shall be the party entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment. A party not entitled to recover its costs shall not be entitled to recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining if a party is entitled to recover costs or attorneys' fees.

                 11.          Section Headings. Headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, or extend the scope or intent of this Agreement or any provisions hereof.

                 12.          Governing Law and Venue. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of California, without regard to its choice of law principles, applicable to a contract executed and to be performed in the State of California. Each Party hereto (i) agrees to submit to personal jurisdiction and to waive any objection as to venue in the state or federal courts located in Los Angeles County, California, (ii) agrees that any action or proceeding shall be brought exclusively in such courts, unless subject matter jurisdiction or personal jurisdiction cannot be obtained, and (iii) agrees that service of process on any party in any such action shall be effective if made by registered or certified mail addressed to such Party at the address specified herein, or to any other addresses as he, she or it may from time to time specify to the other Parties in writing for such purpose. The exclusive choice of forum set forth in this paragraph shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action under this Agreement to enforce such judgment in any appropriate jurisdiction.

                 13.          Independent Counsel and Rules of Construction. All Parties to this Agreement acknowledge and agree that they have been advised to, and have had the opportunity to, seek independent counsel and advice with respect to the terms of this Agreement. As such, this Agreement has been negotiated at arms length between persons sophisticated and knowledgeable in these types of matters. Additionally, any normal rules of construction that would require a court to resolve matters of ambiguities against the drafting party are hereby waived and shall not apply in interpreting this Agreement.

                 14.          Notices. All notices, requests and other communications to any party hereunder shall be in writing and will be deemed to have been duly given only if delivered personally or by facsimile or by overnight mail (charges pre-paid or billed to account of the sender) to the Parties at their addresses and/or facsimile number listed on the Merger Agreement.

                 15.          Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument.

[remainder of page intentionally left blank; signature page to follow]

"MBI"

Marani Brands, Inc., a Nevada corporation

_____________________________________
By: Margrit Eyraud
Its: President and Chief Executive Officer

"Shareholder"

_____________________________________
By: Ari Kaplan, Managing Member
Purrell Partners, LLC

Exhibit F

Investor Shareholders

Investor Shareholders	No. of Shares of Marani Common Stock to be Delivered Post- Closing	No. of Warrants to Purchase Marani Common Stock to be Delivered Post- Closing

Julius Baer Multistock SICAV Black Sea Fund	14,600,000	14,600,000

Condor Wealth	600,000	600,000

Maldacea Valter	160,000	160,000

Franzese Andrea	160,000	160,000
Total:	15,120,000	15,120,000

F-1

Exhibit G

Form of Investor Warrant

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.

WARRANT

Marani Brands, Inc.

(Incorporated under the laws of the State of Nevada)

                 THIS IS TO CERTIFY that, for value received, [___________] (the "Holder") is entitled, subject to the terms and conditions set forth herein, to purchase from Marani Brands, Inc., a Nevada corporation (the "Company") up to Ten Million (10,000,000) fully paid and nonassessable shares of common stock of the Company (the "Warrant Securities") at the exercise price set forth in Section 1 below, (the "Exercise Price").

                 1.            Exercisability. This Warrant may be exercised in whole or in part (subject to the limitation in Section 3) at any time, or from time to time, between the date hereof until 5:00 p.m. Pacific Time on the date which is three (3) years from the date hereof, by presentation and surrender hereof to the Company of a notice of election to purchase duly executed and accompanied by payment of the Exercise Price. The Exercise Price for each share of common stock of the Company shall be $0.10 per share.

                 2.            Manner of Exercise. In case of the purchase of less than all the Warrant Securities, the Company shall cancel this Warrant upon the surrender hereof and shall execute and deliver a new warrant of like tenor for the balance of the Warrant Securities. Upon the exercise of this Warrant, the issuance of certificates for securities, properties or rights underlying this Warrant shall be made forthwith (and in any event within ten (10) business days thereafter) without charge to the Holder including, without limitation, any tax that may be payable in respect of the issuance thereof: provided, however, that the Company shall not be required to pay any tax in respect of income or capital gain of the Holder.

                 If and to the extent this Warrant is exercised, in whole or in part, the Holder shall be entitled to receive a certificate or certificates representing the Warrant Securities so purchased, upon presentation and surrender to the Company of the form of election to purchase attached hereto duly executed, and accompanied by payment of the purchase price.

                 3.            Adjustment in Number of Shares.

                               (A)            Adjustment for Reclassifications. In case at any time or from time to time after the issue date the holders of the Common Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefore, other or additional stock or other securities or property (including cash) by way of stock split, spin-off, reclassification, combination of shares or similar corporate rearrangement (exclusive of any stock dividend of its or any subsidiary's capital stock), then and in each such case the Holder of this Warrant, upon the exercise hereof as provided in Section 1, shall be entitled to receive the amount of stock and other securities and property which such Holder would hold on the date of such exercise if on the issue date he had been the holder of record of the number of shares of Common Stock of the Company called for on the face of this Warrant and had thereafter, during the period from the issue date, to and including the date of such exercise, retained such shares and/or all other or additional stock and other securities and property receivable by him as aforesaid during such period, giving effect to all adjustments called for during such period. In the event of any such adjustment, the Exercise Price shall be adjusted proportionally.

                               (B)            Adjustment for Reorganization, Consolidation, Merger. In case of any reorganization of the Company (or any other corporation the stock or other securities of which are at the time receivable on the exercise of this Warrant) after the issue date, or in case, after such date, the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then and in each such case the Holder of this Warrant, upon the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities or property to which such Holder would be entitled had the Holder exercised this Warrant immediately prior thereto, all subject to further adjustment as provided herein; in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

                 4.            No Requirement to Exercise. Nothing contained in this Warrant shall be construed as requiring the Holder to exercise this Warrant prior to or in connection with the effectiveness of a registration statement.

                 5.            No Stockholder Rights. Unless and until this Warrant is exercised, this Warrant shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company, or to any other rights whatsoever except the rights herein expressed, and, no dividends shall be payable or accrue in respect of this Warrant.

                 6.            Exchange. This Warrant is exchangeable upon the surrender hereof by the Holder to the Company for new warrants of like tenor representing in the aggregate the right to purchase the number of Warrant Securities purchasable hereunder, each of such new warrants to represent the right to purchase such number of Warrant Securities as shall be designated by the Holder at the time of such surrender.

                 Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation hereof, if mutilated, the Company will make and deliver a new warrant of like tenor and amount, in lieu hereof.

                 7.            Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of securities upon the exercise of this Warrant, nor shall it be required to issue scrip or pay cash in lieu of fractional interests. All fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of securities, properties or rights receivable upon exercise of this Warrant.

                 8.            Reservation of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock or other securities, solely for the purpose of issuance upon the exercise of this Warrant, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise hereof. The Company covenants and agrees that, upon exercise of this Warrant and payment of the exercise price, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder.

                 9.            Notices to Holder. If at any time prior to the expiration of this Warrant or its exercise, any of the following events shall occur:

(a) the Company shall take a record of the holders of any class of its securities for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

               (b)            the Company shall offer to all the holders of a class of its securities any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option or warrant to subscribe therefor; or

(c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed.

then, in any one or more said events, the Company shall give written notice of such event to the Holder at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholder entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be.

                 10.          Cashless Exercise. In lieu of delivering the Exercise Price in Cash, Holder, at his option, may instruct the Company to retain, in payment of the Exercise Price, a number of the shares of Common Stock (the "Payment Shares") equal to the quotient of the aggregate Exercise Price of the Warrants then being exercised divided by the Market Price of such Payment Shares as of the date of exercise, and to deduct the number of Payment Shares from the shares of Common Stock to be delivered to such holder. For purposes of this Warrant, Market Price shall mean the closing bid price of the Company's common stock on the trading day immediately before the exercise date.

                 11.          Transferability. This Warrant may be transferred or assigned by the Holder at any time, and Holder agrees to provide notice to the Company immediately of any such transfer or assignment.

                 12.            Informational Requirements. The Company will transmit to the Holder such information, documents and reports as are generally distributed to stockholders of the Company concurrently with the distribution thereof to such stockholders.

                 13.          Notice. Notices to be given to the Company or the Holder shall be deemed to have been sufficiently given if delivered personally or sent by overnight courier or messenger, or by facsimile transmission. Notices shall be deemed to have been received on the date of personal delivery or facsimile transmission. The address of the Company and of the Holder shall be as set forth in the Company's books and records.

                 14.          Consent to Jurisdiction and Service. The Company consents to the jurisdiction of any court of the State of California, and of any federal court located in California, in any action or proceeding arising out of or in connection with this Warrant. The Company waives personal service of any summons, complaint or other process in connection with any such action or proceeding and agrees that service thereof may be made, by certified mail directed to the Company at the location provided in Section 13 hereof, or, in the alternative, in any other form or manner permitted by law. Los Angeles County, California shall be proper venue.

                 15.          Successors. All the covenants and provisions of this Warrant shall be binding upon and inure to the benefit of the Company, the Holder and their respective legal representatives, successors and assigns.

                 16.          Attorneys Fees. In the event the Holder or any holder hereof shall refer this Warrant to an attorney to enforce the terms hereof, the Company agrees to pay all the costs and expenses incurred in attempting or effecting collection hereunder, including reasonable attorney's fees, whether or not suit is instituted.

                 17.          Governing Law. THIS WARRANT SHALL BE GOVERNED, CONSTRUED AND INTERPRETED UNDER THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO THE RULES GOVERNING CONFLICTS OF LAW.

                 18.          Registration Rights.

                               (a)            Demand Registration Rights. The Warrant Securities are subject to the demand registration rights set forth in that certain Reorganization and Stock Purchase Agreement by and between the Company, Margrit Enterprises International, Inc., and its shareholders, dated March [__], 2008.

                               (b)            The registration rights set forth herein will terminate upon such time as the Warrant Securities may be resold without regard to volume limitations under Rule 144 promulgated under the Act.

                 IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by the signature of its President and to be delivered in Los Angeles, California.

Dated: March [___], 2008	Marani Brands, Inc. a Nevada corporation _____________________________________ By: Its: President

[FORM OF ELECTION TO PURCHASE]

                 The undersigned, the holder of the attached Warrant, hereby irrevocably elects to exercise the purchase right represented by this Warrant Certificate for, and to purchase securities of, Marani Brands, Inc. and herewith makes payment of $___________, and requests that the certificates for such securities be issued in the name of, and delivered to ______________________, whose address is _________________________________________.

Dated: ____________________, 20___	_________________________________ By: ______________________________

(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)

____________________________________________
(Insert Social Security or Other
Identifying Number of Holder)